     As filed with the Securities and Exchange Commission on April 4, 1997
                                                    Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                         MSH Entertainment Corporation
                  ------------------------------------------
             (Exact name of registrant as specified in its charter)

             Utah                                     94-3248713
 ------------------------------                 ----------------------
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                 Identification Number)

                                     7812
           --------------------------------------------------------
           (Primary Standard Industrial Classification Code Number)

        3330 Ocean Park Blvd., Santa Monica, CA 90405   (310) 664-1090
  ---------------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of registrant; principal executive offices and principal place of business)

                                 Robert Maerz
                 3330 Ocean Park Blvd., Santa Monica, CA 90405
                                (310) 664-1090
 ------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to
                            Glenn L. Gearhart, Esq.
                              7222 Seaworthy Drive
               Huntington Beach, California 92648 (714) 536-8045

                Approximate date of proposed sale to the Public:
As soon as practicable after this Registration Statement is declared effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933 check the following box.  [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

   Title of each class of     Amount to be       Proposed maximum          Proposed maximum          Amount of
securities to be registered    registered    offering price per unit   aggregate offering price   Registration fee
Common Stock                  $3,250,000          $  ------                  $10,822,500            $3,278,00

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Exhibit Index is located on sequentially numbered page ______.

                                3,250,000 Shares

                         MSH ENTERTAINMENT CORPORATION
                                  Common Stock


MSH ENTERTAINMENT CORPORATION, (the "Company"), a development stage Utah Corporation, is offering 3,000,000 shares of common stock and 250,000 shares are being offered by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of the shares by the Selling Stockholders. See "Principal and Selling Stockholders." The Company is in the business of film, video, music and television production and distribution, and computer software development. Through recent acquisitions and strategic alliances the Company intends to expand its business operations to include creating, developing, producing, licensing, distributing and merchandising of entertainment media products and software.

The Company's strategy for growth emphasizes the development of new products, selected acquisitions and participation in strategic alliance agreements. The Company commenced commercial production and sales of entertainment and educational media products in 1983 and plans to utilize a substantial portion of the proceeds from this offering to expand its business operations.

Prior to this offering there has been only a limited public market for the Common Stock of the Company. There can be no assurance that any significant trading market in these securities will develop hereafter, or that such market, if developed, will continue.

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL IMMEDIATE DILUTION. SEE "RISK FACTORS" FOR SPECIAL RISKS CONCERNING THE COMPANY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ------------------------

                          Underwriter's                    Proceeds to
               Price to   Discounts and     Proceeds to    Selling
               Public     Commissions (1)   Company (2)    Shareholders (3)
               --------   ---------------   ------------   ----------------
Per Share      $          $                 $              $

Total (4)      $          $                 $              $


               The date of this Prospectus is _________  __, 1997

(1) The 3,000,000 shares of common stock are being offered on behalf of the Company by the officers and directors of the Company, who will not be separately compensated for such services. In addition, the Company may offer the shares through broker-dealers who, in the USA, are members of the National Association of Securities Dealers, Inc. ("NASD"), or outside of the USA, through broker-dealers or others. If the Company makes such an arrangement with a broker/dealer, this prospectus will be supplemented to disclose such arrangement. If the shares are sold through broker-dealers, they may receive commissions of up to 10% of the price of the shares sold by them. The table on the cover page assumes that commissions will be paid with respect to all of the shares being offered hereby.

(2)  Before deducting expenses payable by the Company, estimated at $80,000.

(3) The Selling Shareholders have informed the Company that they intend to sell the previously issued shares covered hereby, from time to time during the Offering Period for their own respective accounts on the open market or in individually negotiated transactions, at prevailing market prices or at such prices as may be agreed upon. Although there are no current arrangements therefor, commissions equal to or in excess of normal brokerage commissions may be paid by the Selling Shareholders to brokerage firms in connection with such sales. See "Plan of Distribution - Shares Offered by the Selling Shareholders." The Company will not receive any part of the proceeds from the sale of any of these Selling Shareholder shares. Certain of the Selling Shareholders may be deemed "affiliates" of the Company as defined under the Securities Act of 1933, as amended (the "Securities Act"), and therefore may be deemed "underwriters" within the meaning of the Securities Act of the shares to be sold by them in connection with this offering.

(4) There can be no assurance that any or all of the shares being offered will be sold. Subscriptions may not be withdrawn once made. The Company personnel authorized to administer this offering are Robert Maerz and Jonathan Stathakis, who will not receive any separate compensation therefor. The proceeds will be released to the Company upon receipt of the amount of the purchase price of an offered amount and thereafter, while the offering continues will be delivered directly to the Company for the remaining unsold shares. (See "Plan of Distribution").

The Company is not currently a reporting company under the Securities Exchange Act of 1934. The Company intends to furnish to its shareholders annual reports containing financial statements audited by an independent public accounting firm after the end of each fiscal year.

                                    SUMMARY

The following summary is qualified in its entirety by the detailed information and financial data appearing elsewhere in this offering circular.

MSH ENTERTAINMENT CORPORATION, (the "Company"), a development stage Utah Corporation, is offering 3,000,000 shares of common stock and 250,000 shares are being offered by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of the shares by the Selling Stockholders. See "Principal and Selling Stockholders." The Company is in the business of film, video, music and television production and distribution, and computer software development. The Company was organized in Utah in 1983 and through recent acquisitions, new strategic alliances and the proceeds from this offering the Company intends to expand its business operations to include creating, developing, producing, licensing, distributing and merchandising of entertainment media products and software.

The Company's business plan is focused toward the generation of profits and equity growth by developing, producing and distributing both live action and animated TV specials, TV movies, TV series, movies for broadcast TV, cable, satellite and syndicated TV, and video cassettes. The Company also intends to participate in revenue generated from music, software licensing and the ancillary merchandising of toys and associated products which are related to the Company's created works.

The Company's strategy for growth emphasizes the development of new products, selected acquisitions and participation in strategic alliances. The new consolidated Company plans to utilize a substantial portion of the proceeds from this offering to expand its entertainment business operations.

During June 1996, in exchange for cash and a promissory note, the Company acquired all of the rights and, assets of East End Communication Inc., East End Productions Inc., and J.B. Dubs Inc., ("East End"), all of which were California corporations. During September 1996, in conjunction with the execution of an animated children's production agreement, the Company participated in the formation of and received a 60% equity interest in Happy Zone Entertainment Corporation (HZE), a California corporation. The other major HZE shareholder is AGE, Inc. Through its ownership interest in HZE, the Company is participating in the development, production and licensing of animated television programs and televisions series. It is also pursuing opportunities in licensing of related children's toys and merchandising. See "Business - HZE."

During November 1996 the Company entered into a strategic product development agreement with Abrams/Gentile Entertainment Inc. (AGE). Under terms of the agreement AGE acquired warrants to acquire up to 1,000,000 shares of Common Stock of the Company and the Company acquired the rights to produce a new children's TV series entitled "Vanpires" developed by AGE and scheduled to commence network broadcast during fall 1997. The company also acquired an interest in the potential revenue from toys and merchandising related to the new series. See "Business - AGE Agreement."

During November 1996 the Company entered into a strategic marketing and product development agreement with Intel Corporation (Intel). Under terms of the agreement Intel acquired warrants to acquire 1,000,000 shares of Common Stock of the Company and the Company acquired the rights to develop joint marketing and awareness programs and a marketing and promotion plan for the Company's products including its new animation production management system which is designed to operate on Intel micro processors and Microsoft Windows NT. See "Business - Intel Agreement."

The Company is proceeding with development and marketing of an advance technology software program which utilizes the parallel processing capabilities of the Intel MP platform and the related Intel computer chips to provide a significant increase in the production performance in the creation, development and rendering of computer animation products. The Company intends to begin limited application testing of the software by Mid 1997 followed by the licensing and distribution of this advanced software product to the entertainment industry.

The software technology provides efficient computerized management of the TV and movie animation production process. Specifically the software technology is designed to enhance the production of animated feature films, such as "Toy Story," animated TV Series, such as the "Simpsons" and children's programs, such as "Sky Dancers." The development and licensing of this advanced software technology is being supported by Intel through the marketing and technology development agreement and the AGE marketing and product development agreement.

The Company's headquarters are located at 3330 Ocean Park Boulevard, Santa Monica, CA 90405. The Company has production studios, an animation and software development center, and support facilities in San Francisco, California. The Company also maintains an office in Houston, Texas.

Gross income from operations of the Company will depend upon a number of key factors including but not limited to: sales; product sales mix; pricing; production rates; distribution; merchandising; and other factors. Because the Company has recently commenced significant expansion, an investment in the shares of the Company involves risks. Accordingly, potential investors should carefully review this entire prospectus and particularly the section entitled "Risk Factors."

The Company is offering a maximum of 3,000,000 shares of common stock at a price of $_____ per share. The shares are being offered on behalf of the Company by the officers and directors of the Company, who will not be separately paid for such services, on a "best efforts" basis with respect to all 3,000,000 shares. There is no minimum number of shares that must be purchased. In addition, the Company may offer the shares through broker-dealers who, in the USA, are members of the National Association of Securities Dealers, Inc. ("NASD"), or outside of the USA, through broker-dealers or others. If the shares are sold through broker-dealers, they may receive commissions of up to 10% of the price of the shares sold by them. The table on the cover page assumes a commission will be paid with respect to all of the shares being offered hereby. There can be no assurance that any or all of the shares being offered will be sold. Subscriptions may not be withdrawn once made. The proceeds will be released to
the Company upon receipt and acceptance of subscriptions.   See "Plan of
Distribution."

The Company has 50,000,000 shares of common stock authorized with a par value of $0.001. As of September 30, 1996 the Company had 9,391,649 shares issued and outstanding. Upon completion of the offering, with all options, all warrants and all credit agreement conversions, at the estimated conversion rate, executed, there will be 15,551,646 shares issued and outstanding, assuming all shares are sold. The Company has 25,000,000 shares of preferred stock authorized, none are issued or outstanding.

                                  RISK FACTORS

In addition to the other information in this Prospectus, the following factors should be carefully considered in evaluating an investment in the shares of Common Stock offered hereby.

NEW BUSINESS VENTURE. Although the Company was organized in 1983, and has pursued various business objectives, the current focus of the Company's business plan is directed toward the entertainment products industry. In support of this focus, during 1996 the Company has completed major acquisitions and entered into two strategic relationships with major US companies. Although management of the Company has spent several years in research, development and evaluation of the entertainment market and the availability of products, the Company is implementing a business plan focused toward family and children's entertainment, and integrating the assets and capabilities of newly acquired resources into business, and has only a very limited history of operations as a fully integrated entertainment company. The Company incurred consolidated losses through the calendar year 1994, and incurred consolidated losses through the end of 1995 and for the nine months ended September 30, 1996. As of September 30, 1996, the Company had an unaudited accumulated deficit. Accordingly, it can be expected that future operating results will continue to be subject to many of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, many of which the Company has no control over.

There can be no assurance, therefore, that the Company will be able to achieve or sustain profitability in future periods. Even if the Company's operations prove to be marginally profitable, the value of the Company's Common Stock, and the potential return to investors, could be substantially diminished. Consequently, an investment in the Company is highly speculative and no assurance can be given that purchasers of the shares of Common Stock offered hereby will realize any return on their investment or that purchasers will not lose their entire investment.

GENERAL RISKS OF BUSINESS; NO INDEPENDENT MARKETING STUDIES. The Company has formulated its business plans and strategies based on certain assumptions of the Company's management regarding the size of the market for its products, the Company's anticipated share of the market for those products, the anticipated availability and cost of production talent and supplies, and the estimated prices for and acceptance of the Company's products. Although these assumptions are based on the best estimates of management, there can be no assurance that these assessments will prove to be correct.

No independent marketing studies have been conducted on behalf of or otherwise obtained by the Company, nor are any such studies planned. Any future success that the Company might enjoy will depend upon many factors, including factors which may be beyond the control of the Company or which cannot be predicted at this time. These factors may include increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs including costs of supplies, personnel, and equipment, reduced margins caused by competitive pressures and other factors, and changes in environmental regulation imposed under federal, state or local laws.

POSSIBLE DECLINE IN POPULARITY OF OTHER CURRENT PROGRAMS AND UNCERTAINTY OF
ACCEPTANCE OF NEW PROGRAMS.   A portion of the Company's revenues are expected
to be derived from the creation, development, production, acquisition, distribution, merchandising and other exploitation of family and children's television properties. The success of each series depends upon unpredictable and volatile factors beyond the Company's control, such as family and children's preferences, competing programming and the availability of other entertainment activities for children. A shift in children's interests could cause the Company's current television programming to decline in popularity, which could materially and adversely affect the Company's results of operations and financial condition. The Company also intends to continue to produce or acquire new properties, the success of which depends entirely upon market acceptance. There can be no assurance as to the continuing commercial success of any of the Company's current properties, or that the Company will be successful in generating sufficient demand and market acceptance for its new properties. While the Company is committed to the ongoing development and acquisition of family or children's television programming, the inability of the Company to develop or acquire new programs that are capable of achieving commercial success could materially and adversely affect the Company's results of operations and financial condition. The Company is also in the business of corporate communications and entering the production of TV Commercials, international distribution, music publication and related entertainment activities. Each of these activities face competition, changes in consumer and customer preferences and various economic factors all of which could materially and adversely affect the Company's results of operations and financial conditions.

LIMITED PRODUCTION AND DISTRIBUTION EXPERIENCE. While the Company has successfully produced and distributed entertainment media products on a limited basis, it has not yet engaged in large-scale development, production, distribution and merchandising operations. Once large-scale operations are under way, it is possible that unanticipated problems might arise in the operations process, due to the introduction of new equipment, new media's, new distribution channels, or otherwise. Any such problems could result in delays in the shipment of products to customers, resulting in postponements in the recognition of revenues.

LIMITED NUMBER OF TIME SLOTS FOR US FAMILY AND CHILDREN'S TELEVISION PROGRAMMING. The Company is engaged in the creation, development and production of family and children's television programming intended for broadcast on various networks, and in syndication, in both the US and international markets. The Company's products compete for time slots with a variety of companies which produce animated or live-action television programming targeted at families and children. The number of US outlets available to producers of family and children's programming has expanded in the last decade due, in part, to the growth in the number of broadcast and cable outlets. However, the number of time slots currently allocated to general family and children's television programming remains limited (a "slot" is typically a half hour broadcast time period for a program that either airs five times per week -- Monday through Friday -- or once per week, usually on the weekend). The success of the Company will be materially dependent upon its ability to expand and continue to be successful in producing TV programming which is accepted by the networks and syndication markets.

COMPETITION. The businesses in which the Company engages are highly competitive. Each of the Company's primary business operations is subject to competition from companies which, in some instances, have greater production, distribution and capital resources than the Company.

The Company competes on the basis of relationships and pricing for access to a limited supply of facilities and talented creative personnel to produce its programs and provide its services. The Company competes with other studios and production companies for the services of writers, producers, animators, actors and other creative personnel and specialized production facilities.

In the United States, the Company's products compete with the major studios and other independents for time slots, ratings and related advertising revenues
The Company's products will be offered for sale to broadcast television networks and cable television channels, such as Nickelodeon, USA Network, The Family Channel, Discovery Networks, The Cartoon Network and other domestic broadcast outlets for market acceptance of its programming and for viewership ratings.
The Company will also offer the products to broadcasters and distributors in the foreign marketplace. In addition, The Walt Disney Company has recently announced plans to launch an educational cable television channel for children and Fox has announced the formation of Fox Kids World Wide, Inc. to expand its children's programming world wide. Over the past five years, cable television has captured an increasing market share while overall viewership of the networks, and broadcast television in general, has declined. Further, the Company's product vies for the children's audience with independent television stations, suppliers of cable television programs, direct broadcast satellite and other DTH systems, radio and other forms of media. As a result of heightened competition for children in the 2-11 age category, virtually every major broadcast network suffered a decline in ratings for each of the last two television seasons, and there can be no assurance that such trend will not continue. Internationally, the Company contends with a large number of US-based and international distributors of family and children's programming, including The Walt Disney Company, Fox and Warner Bros., with whom it must also compete in the development or acquisition of programming properties expected to appeal to international audiences. Such programming often must comply with foreign broadcast rules and regulations which may stipulate certain local content requirements.

DEPENDENCE ON KEY CONTRACTS. The Company has entered into a production agreement with Abrams/Gentile Entertainment Inc. (AGE) pursuant to which the Company has been granted the right to produce the new children's television series, "Vanpires." Should the Company's agreements with AGE terminate, there can be no assurance that the Company would be able to enter into production agreements with other creative children's entertainment companies on terms comparable to the AGE agreement. While the Company believes that its ability to successfully develop future programming is not materially dependent on its relationship with AGE, the possibility nonetheless exists that any change in the Company's relationship with AGE, or the failure of AGE to perform its obligations under the agreements with the Company, could have a material adverse effect on the results of operations and financial condition of the Company.

The Company has entered into a strategic marketing and product development agreement with Intel pursuant to which the Company has been granted conditional rights to utilize certain Intel trademarks and to receive support from Intel in the marketing and distribution of animation management software products and entertainment products. While the Company believes that its ability to successfully develop and market its products and is not naturally dependent on its relationship with Intel, the possibility none the less exists that any change in the Company's relationship with Intel or the failure of Intel to perform its obligations under the agreements with the Company, could have a material adverse effects on the results of operations and financial condition of the Company.

The Company has entered into a product development support agreement with HZE pursuant to which the Company will provide pre and post production and animation services to HZE for the production of animated children's TV properties.
While the Company believes that its ability to successfully develop and market its products and is not materially dependent on its relationship with HZE, the possibility exists that any change in the Company's relationship with HZE or the failure of HZE to perform its obligations under the agreements with the Company, could have a material adverse effect on the results of operations and financial conditions of the company.

DEPENDENCE ON KEY PERSONNEL. The Company's success depends to a significant extent upon the continued service of its founders and the senior management team. The loss of any of these parties at any time could have a material adverse effect on the Company. The Company only maintains a "key-man" insurance policy on the life of Christopher Haigh, but none of the other key personnel. The Company also will depend on its ability to attract, retain and motivate such additional qualified personnel as may be needed. The competition for such personnel is intense. There can be no assurance that the Company will be successful in retaining its existing key employees, and consultants, or in attracting and retaining any additional personnel or consultants it requires. See "Management."

DEPENDENCE ON NEW MATERIAL AND TALENT. The ability of the Company to create new products is dependent upon the continued availability of new media material and talent. The Company has no control over the availability of these items. The supply of new materials and talent for the creation and development of programs could be adversely affected by a number of factors, including the possible introduction of more bidders for new materials, production talent, and actors, all of which could result in less available product, or an increase in the acquisition costs of new material. Any disruption or suspension in the supply of these materials could adversely affect the ability of the Company to create new products. An increase in costs of acquiring new materials could also adversely affect the performance of the Company.

INTERNATIONAL SUBCONTRACTING OF ANIMATION.   As with other producers of animated
programming, the Company may subcontract some of the less creative and more labor-intensive components of its animation production process to studios located in countries with relatively low-cost labor, primarily in the Far East and Europe. With an increasing number of animated feature films and animated television programs being produced in recent years, the demand for the services of overseas studios has increased substantially. This increased demand may lead overseas studios to increase their fees, which could result in increased animated programming production costs incurred by the Company or the inability of the Company to contract with its preferred overseas studios. No assurance can be given that future subcontracting arrangements will be obtainable on terms which are as favorable to the Company as its current arrangements.

DEPENDENCE ON DISTRIBUTION OUTLETS. The ability of the Company to distribute its products is dependent upon the performance of the Company's distribution division and the continued availability of distribution outlets for its media products. The Company has no control over the availability of distribution outlets. The supply of distribution outlets could be adversely affected by a number of factors, including the possible merger or consolidation of distribution channels, resulting in less outlets, the development of new media formats which are not compatible with the Company's product, or the development of customer viewing trends which are inconsistent with the Company's product, resulting in the rejection of the Company's products by the distribution networks. Any disruption or suspension in the distribution outlets could adversely affect the ability of the Company to distribute its products and may reduce the value of the product library assets held by the Company.

OVERESTIMATION OF REVENUES OR UNDERESTIMATION OF COSTS. The Company follows Financial Accounting Standards Board Statement No. 53, "Financial Reporting by Producers and Distributors of Motion Picture Films," regarding revenue recognition and amortization of production costs, in which the Company owns or controls all applicable rights. All costs incurred in connection with an individual program or film, including acquisition, development, production and allocable production overhead costs and interest, are capitalized as television and film costs. These costs are stated at the lower of unamortized cost or estimated net realizable value. Estimated total production costs for an individual program or film are amortized in the proportion that revenue realized relates to management's estimate of the total revenues expected to be received from such program or film. If revenue or cost estimates change with respect to a program or film, the Company may be required to write down all or a portion of the unamortized costs for such program or film. No assurance can be given that such write-downs, if they occur, will not have a material adverse effect on the Company's results of operations or financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

REVENUE VARIATIONS.   Significant fluctuations in the Company's total revenues
and net income can occur from period to period depending upon availability dates of programs, production schedules and other factors. Due, in part, to these factors, the results of any one quarter are not necessarily indicative of results for future periods, and cash flows may not correlate with revenue recognition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

INTERNATIONAL SALES.   As part of its business strategy, the Company intends to
expand its international program production and distribution activities, as well as its worldwide merchandising, licensing and ancillary activities. The Company is subject to the special risks inherent in international business activities, including (i) general economic, social and political conditions in each country,
(ii) currency fluctuations, (iii) double taxation, (iv) unexpected changes in applicable regulatory requirements and (v) compliance with a variety of international laws and regulations. The results of the Company's international operations may be measured, in part, in local currencies. For reporting purposes, assets and liabilities are translated into US dollars using exchange rates in effect at the end of each reporting period. Revenues and expenses are translated into US dollars at the average exchange rates prevailing during the period. As a result, the Company can expect to record foreign exchange losses and gains in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

GOVERNMENT REGULATION. The Company's US children television productions must comply with the provisions of the Children's Television Act of 1990 ("CTA") and the rules and policies of the Federal Communications Commission ("FCC") pertaining to the production and distribution of television programs directed to children.

On August 8, 1996, the FCC amended its rules to establish a "processing guideline" for broadcast television stations of at least three hours per week, averaged over a six-month period, with "Core Programming" that furthers the educational and informational needs of children 16 and under in any respect, including the child's intellectual/cognitive or social/emotional needs. Core Programming has been defined as educational and informational programming that, among other things, (i) has served the educational and informational needs of children "as a significant purpose", (ii) has a specified educational and informational objective and a specified target child audience, (iii) is regularly scheduled, weekly programming, (iv) is at least 30 minutes in length, and (v) airs between 7:00 a.m. and 10:00 p.m. Any TV station that satisfies the processing guideline by broadcasting at least three weekly hours of Core Programming will receive FCC staff-level approval of the portion of its license renewal application pertaining to the CTA. Alternatively, a station may qualify for staff-level approval even if it broadcasts "somewhat less" than three hours per week of Core Programming by demonstrating that it has aired a weekly package of different types of educational and informational programming that is "at least equivalent" to three hours of Core Programming. Non-core programming that can qualify under this alternative includes specials, public service announcements, short-form programs and regularly scheduled non-weekly programs, which have "a significant purpose of educating and informing children." The adoption of the new quantitative guideline could result in a material increase in demand for educational and informational children's programming. There can be no assurance such increase would result in a benefit to the Company's business.

The United States Congress and the FCC also currently have under consideration, and may in the future adopt, new laws, regulations and policies regarding a wide variety of matters which could, directly or indirectly, materially affect the operations of the Company. The Company is unable to predict the outcome of future federal legislation or the impact of any such laws or regulations on its operations.

MANAGEMENT OF ANTICIPATED GROWTH. The net proceeds to the Company from this offering will be used to support the continued development and growth of the Company's operations. The anticipated development and expansion of the Company's operations to be financed using the net proceeds from this offering will place additional demands on the Company's management, and is likely to require the Company to hire additional personnel, to implement additional operating, production and financial controls, install additional reporting and management information systems for order processing, system monitoring, customer service and financial reporting, and otherwise to improve coordination between, production, marketing, sales and other functions. The Company's future operating results will depend on management's ability to manage future growth, and there can be no assurance that efforts to manage future growth will be successful. See "Management."

STRATEGIC RELATIONSHIPS WITH HZE, INTEL AND AGE. The Company has and continues to have, a close strategic relationship with HZE, Intel and AGE and their affiliated entities and believes that there relationships are materially important to its business and business strategies. However, except as may be provided in the agreements between them which are discussed elsewhere in this Prospectus, none of the parties or their affiliated companies, nor the Company, are obligated to engage in any business transactions or jointly participate in any opportunities with the other, and the possibility exists that the current strategic relationships between the parties could materially change in the future. See "HZE Agreement," "Intel Agreement," and "AGE Agreement."

POSSIBLE NEED FOR ADDITIONAL CAPITAL. Developments in the Company's business and possible expansions could indicate that the Company should expand its business at a faster rate than that currently planned. In such event, it is likely that the Company would attempt to raise additional capital to accelerate its growth. Moreover, there can be no assurance that the Company will not encounter unforeseen difficulties that may deplete its capital resources more rapidly than anticipated, which would require that the Company seek additional funds through equity, debt or other external financing. There can be no assurance that any additional capital resources which the Company may need will be available to the Company if and when required, or on terms that will be acceptable to the Company. If additional financing is required, or desired, the Company may be required to forego a substantial interest in its future revenues or dilute the equity interests of existing shareholders, and a change in the control of the Company may result.

TRADEMARKS AND PROPRIETARY RIGHTS. The Company's trademarks and rights to its creative properties and characters are significant assets. As appropriate the Company has files applications for copyright to its creative properties and federal trademark registration for trademarks. The Company intends to, as appropriate, file applications for trademark and copyright protection for each of its new properties, featured characters and other creative properties. There can be no assurance that any such application, when filed, will be approved, or that the Company will have the financial and other resources necessary to enforce its proprietary rights against infringement by others. The inability of the Company to obtain adequate protection or to enforce its proprietary rights could have a material adverse effect on the Company. See "Business."

TRANSACTIONS WITH STOCKHOLDERS AND THEIR AFFILIATES.   The Company has in the
past entered into transactions and agreements, some of which are ongoing, with officers and directors of the Company and with HZE, Intel and AGE and their affiliated companies. In addition, the Company may in the future enter into additional agreements and other transactions with certain of these affiliates. Although the Company has adopted a policy that future transactions between the Company and any of these affiliates or family members must be approved by a majority of the Board of Directors of the Company, including a majority of the disinterested members of the Board, there can be no assurance that any such future transactions will prove to be favorable to the Company. See "Certain Transactions."

BROAD DISCRETION IN APPLICATION OF PROCEEDS. The Company intends to use the net proceeds of the offering for general corporate purposes, including working capital primarily to finance the Company's development, acquisition and licensing of family and children's programming and its expansion in international distribution. In addition, the Company may use a portion of the net proceeds to acquire businesses, libraries, and other assets believed by the Company to be complementary to the Company's current businesses or which support the Company's strategic goals; although, except as described in this Prospectus, the Company has no such commitments. As a result, a significant portion of the net proceeds will be available for projects that are not yet identified, and management will have broad discretion with respect to the application of such proceeds. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

FLUCTUATIONS IN OPERATING RESULTS. The Company's operating results may vary significantly due to a variety of factors, including changes in the availability and cost of materials, the introduction of new products by the Company or its competitors, the timing of the Company's marketing efforts, pricing pressures, general economic and industry conditions that affect television, cable and home video customer demand, and other factors.

LIMITED MARKET FOR THE COMMON STOCK; ARBITRARY DETERMINATION OF PRICE. There has only been a limited public market for the Common Stock of the Company prior to the effective date of the Registration Statement of which this Prospectus is a part, and there can be no assurance that an active public market for the Company's Common Stock will develop or be sustained in the foreseeable future. In the absence of an active public market therefor, the public offering price of the Common Stock was determined by the Company. The offering price was determined without the assistance of any investment banking firm or other expert in the valuation of businesses or securities, and is not necessarily related to the Company's assets, book value, net worth or other criteria of value. Among the factors considered by the Company's management in determining the public offering price were the prospects for the Company, an assessment of the industry in which the Company operates, past private and public sales of the Common Stock, and the general condition of the securities markets. Accordingly, in no event should the offering price set forth on the cover page of this Prospectus be regarded as an indications of the actual value of the Company or the Common Stock, or of any future market price of the Company's Common Stock. Moreover, there can be no assurance that the market price of the Common Stock will not decline following this offering, or that investors will be able to sell any of the securities purchased hereunder at a price equal to or greater than the prices paid therefor.

SUFFICIENCY OF PROCEEDS. Although this offering contemplates the sale of shares in the aggregate maximum of $10,000,000, there is no assurance the Company will receive the full subscription amount or any significant portion thereof. The capital required by the Company for its operations is being sought principally from the proceeds of this offering. The amount actually received may be insufficient to permit the Company to adequately develop its business activities. Should the Company need additional capital there is no assurance that additional funding will be available on terms favorable to the Company.

POSSIBLE VOLATILITY OF STOCK PRICES; NO MARKET MAKERS. The over-the-counter markets for securities such as the Company's Common Stock historically have experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in the Company's industry and the investment markets generally, as well as economic conditions and quarterly variations in the Company's results of operations, may adversely affect the market price of the Company's Common Stock. The Common Stock could become subject to rules adopted by the Securities and Exchange Commission regulating broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or the NASDAQ system). Unless an exemption from the definition of a "penny stock" were available, any broker engaging in a transaction in the Company's Common Stock would be required to provide any customer with a risk disclosure document, disclosure of market conditions, if any, disclosure of the compensation of the broker-dealer and its salesperson in the transaction, and monthly accounts showing the market values of the Company's Common Stock held in the customers account. The bid and offer quotation and compensation information must be provided prior to effecting the transaction and must be contained on the customer's confirmation. It may be anticipated that a number of brokers may be unwilling to engage in transactions in the Company's Common Stock because of the need to comply with the "penny stock" rules, thereby making it more difficult for purchasers of Common Stock offered hereby to dispose of their shares. Various securities firms act as a "market maker" for the Company's Common Stock.

CONTROL BY EXISTING MANAGEMENT. Following this offering the current executive officers and directors of the Company will continue to own beneficially at least 39% of the Company's outstanding Common Stock, exclusive of unexercised option rights. Accordingly, it should be anticipated that the current executive officers and directors of the Company will continue to have the ability to significantly influence the outcome of elections of the Company's directors and other matters presented to a vote of stockholders. See "Principal Shareholders."

SHARES ELIGIBLE FOR FUTURE SALE. As of the date of this Prospectus, approximately 6,883,646 shares of Common Stock held by existing shareholders constitute "restricted securities" as defined in Rule 144 under the Securities Act, and may only be sold if such shares are registered under the Securities Act or sold in accordance with Rule 144 or another exemption from registration under the Securities Act.

In general, under Rule 144, a person (or group of persons whose shares are aggregated) who has beneficially owned restricted securities for at least two years, including persons who may be deemed "affiliates" (as defined in Rule 144) of the Company, will be entitled to sell, within any three month period, a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of the Common Stock or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale limitations, notice requirements and the availability of current public information about the Company. A person who has not been an "affiliate" of the Company for the 90 days preceding a sale and who has beneficially owned restricted securities for at least three years is entitled to sell such shares in the public market without restriction. Restricted securities properly sold in reliance upon Rule 144 are thereafter freely tradable without restrictions or registration under the Securities Act, unless thereafter held by an "affiliate" of the Company.
The Securities and Exchange Commission (the "Commission") has proposed to reduce the above-referenced two year holding period to one year and the above-referenced three-year holding period to two years. Adoption of these proposed Rule 144 changes may occur in the near future. Once the Rule 144 changes are adopted and in effect, the reduced holding periods is expected to apply to all restricted securities.

Any employee or consultant to the Company who acquires his or her shares pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701, under the Act, which permits non-affiliates to sell their Rule 701 shares without having to comply with the public information, holding period, volume limitation or notice provisions of Rule 144, and permits "affiliates" to sell their Rule 701 shares without compliance with Rule 144 holding period restrictions, in each case, commencing 90 days after the date of this Prospectus.

DILUTION. Purchasers of the shares of Common Stock offered hereby will incur immediate substantial book value dilution of approximately $______ per share, or approximately _____% in the net tangible book value of their investment. The net tangible book value per share of the Company's Common Stock as of September 30, 1996 was $_____ per share. See "Dilution."

NO DIVIDENDS. The Company has never paid any cash dividends on its Common Stock and does not anticipate that it will pay dividends in the foreseeable future. Instead, the Company intends to apply any earnings to the development and expansion of its business.

EFFECT OF OUTSTANDING OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES. As of the date of this Prospectus, the Company has, under a stock option plan, outstanding options to purchase an aggregate of 910,000 shares of Common Stock at a price of $0.10 per share; and, under two warrant agreements, Intel holds outstanding warrant rights to purchase an aggregate of 1,000,000 shares of Common Stock and AGE holds outstanding warrant rights to purchase an aggregate of 1,000,000 shares of Common Stock. Additionally, the Company has, under a convertible credit agreement, outstanding rights to receive shares of Common Stock. The exercise of the outstanding option rights, warrant rights, and convertible securities rights will result in an immediate increase in the number of actual outstanding shares of Common Stock and an immediate dilution to the shareholders holding issued and outstanding shares. See "Dilution."

AUTHORIZATION OF PREFERRED STOCK. The Company's Articles of Incorporation authorize the issuance of preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could also be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no intention as of the date of this Prospectus to issue any shares of its preferred stock there can be no assurance that the Company will not issue additional shares in the future. See "Description of Capital Stock."

                                USE OF PROCEEDS

The estimated net proceeds from the maximum offering, $9,920,000, will be applied according to the following estimated allocations. The net cash proceeds are net of costs and expenditures relating to the offering, which are estimated to be $80,000.

     Capital Equipment              $1,500,000
     Operations                      5,420,000
     Marketing & Distribution        1,000,000
     Capital Reserves                2,000,000
                                    ----------

               Total                $9,920,000

The Company intends to utilize the $1,500,000 allocated to capital equipment to enhance integration of the animation computer network with other computer networks owned by the Company and to acquire additional office equipment. The balance of the capital equipment funds raised will be utilized to acquire additional video and production studio equipment.

The Company intends to use the remainder of the proceeds for general corporate purposes, including working capital. Pending the use of funds the proceeds will be invested in short-term, investment grade, interest bearing securities or deposit accounts.


                                DIVIDEND POLICY

The Company has not paid dividends since its inception. The Company currently intends to retain all earnings, if any, for use in the expansion of its business and therefore does not anticipate paying any dividends in the foreseeable future.

                          PRICE RANGE OF COMMON STOCK

The Company's Common Stock is traded in the US over-the-counter market and reported on the NASD Bulletin Board system under the trading symbol "MSHE."
The following table sets forth, for the periods indicated below, the high and low closing bid quotations for the Common Stock, as reported by the company's market makers. The quotations represent quotations between dealers without adjustments for retail markups, markdowns or commissions and may not necessarily represent actual transactions. As of September 30, 1996, the Stock Registrar and Transfer Agent reports there were approximately 252 record holders of the Company's Common Stock. The Company believes that there are more beneficial holders of the Company's Common Stock.

                                      Price
                                      -----
          Period                   High   Low
          ------                   ----   ----
          First Quarter 1996       3.25   0.88
          Second Quarter 1996      3.00   0.50
          Third Quarter 1996       3.50   1.37
          Fourth Quarter 1996      3.62   0.87


                                 CAPITALIZATION

The following table sets forth the capitalization of the Company as of December 31, 1995 and as adjusted to give the effect to the sale of the Common Shares offered by the Company after deducting estimated offering expenses payable by the Company. This table should be read in conjunction with the Company's Financial Statements included elsewhere in this Prospectus.

                                    As of December 31, 1995
                                    Actual    As Adjusted
                                    ------    -----------
Shareholders' equity
 Common Shares, par value $0.001
  50,000,000 authorized;
      ___issued and outstanding
      ___issued and outstanding,
      as adjusted
 Preferred Shares, no par
  25,000,000 authorized;
  none issued and outstanding
 Warrants to acquire common
  convertible on a 1 to 1 basis
  2,000,000 authorized;
  2,000,000 issued and outstanding
Additional paid-in capital

      Total shareholders' equity

          Total capitalization


                                    DILUTION

The pro forma net tangible book value of the Company as of September 30, 1996 was $_____ or $ ______ per share. Net tangible book value per share represents the Company's total tangible assets less its total liabilities divided by the number of shares of Common Stock outstanding.

Pro forma net tangible book value dilution per share represents the difference between the amount paid per share by purchasers of Common Stock in this offering and the pro forma net tangible book value per share as adjusted to give effect to this offering. After giving effect to the sale of the 3,000,000 shares of Common Stock offered hereby at the public offering price of $___ per share (after deducting the estimated offering expenses), the as adjusted net book value of the Company as of September 30, 1996 would have been $ ____ or $ _____ per share. This represents an immediate increase in pro forma net tangible book value of $ _____ per share to existing shareholders and an immediate dilution of $______ per share to new investors in this offering. The following table illustrates the dilution per share to new investors as of September 30, 1996:

Initial public offering price per share                         $
Pro forma net tangible book value per share                     $
as of September 30, 1996
Increase in pro forma net tangible book value                   $
per share attributable to new shareholders
As adjusted net tangible book value per share after offering    $
Dilution per share to new shareholders                          $

The following table on a pro forma basis summarizes, as of September 30, 1996, the difference between the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share paid by existing shareholders and by new investors in this offering.

                           Shares Purchased    Total Consideration   Average Price
                           ----------------    -------------------     Per Share
                           Number   Percent    Amount      Percent   -------------
Existing shareholders                          $                    $
New shareholders           _____    _______    ______      ______   $
     Total                            100%     $            100%

The outstanding shares of existing shareholders, as of September 30, 1996, assumes the exercise of all warrants for stock, the conversion of all outstanding convertible debt into common stock and sale of the maximum offering.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

The following discussion should be read in conjunction with the Consolidated Pro Forma Financial Statements of MSH Entertainment Corporation, the Consolidated Financial Statements of MSH Entertainment Corporation, and the Consolidated Financial Statements of East End, Notes to Financial Statements and other financial information included herein. Certain statements set forth herein are forward-looking and involve risks and uncertainties. For information regarding potential factors that could have a material adverse effect on the Company's business, operating results and financial condition refer to the "Risk Factors" section.

OVERVIEW

The Company was organized in Utah in 1983. In 1994 the Company change its name to MSH Entertainment Corporation and acquired all of the outstanding stock of MSH Productions, Inc. and established it as a wholly owned subsidiary. In June of 1996 the Company acquired substantially of the assets of East End Communications, Inc., East End Productions, Inc. and J.B. Dubs Inc. (East End) an established media production company. The Company has integrated the assets and backlog of sales into the Company's operations. In conjunction with this acquisition, the Company entered into employment agreements with Christopher R. Haigh and Fred E. Aurelio. Under the terms of the acquisition the Company paid $200,000 and entered into a promissory note in the amount of $865,000. In addition to the referenced loan, as of September 30, 1996 the officers and directors of the Company had outstanding loans to the Company in the amount of $145,764.

During September 1996, in exchange for the first right of refusal on all children's productions offered to the Company and a commitment to provide production support services, the Company acquired a controlling equity interest in Happy Zone Entertainment Corporation (HZE). HZE was established to produce and deliver animated television programs tailored to the children's market. Under the terms of the agreement, the Company retains the rights to all non-children's productions offered to the Company or to HZE, and the right to produce all children's productions which are not selected for production by HZE.

During November 1996 the Company entered into a production agreement with AGE. Under the terms of the agreement AGE acquired warrants to purchase 1,000,000 shares of Common Stock of the Company. In exchange the Company received rights to produce a new children's TV series.

During November 1996, the Company entered into an agreement with Intel Corporation. Under the terms of the agreement Intel acquired warrants to purchase 1,000,000 shares of Common Stock of the Company. In exchange the Company received rights to develop joint marketing and awareness programs for its animation production management system and entertainment products.

1995 COMPARED TO 1994

Consolidated Pro Forma revenues during 1995 were $_____, which was $_____ less than 1994. This reduction in revenue was due primarily to the results of the activities associated with the development of the new direction and business focus of the Company.

During 1995 the Company continued normal business operations. The Company also implemented a market research study to identify future opportunities in the entertainment media markets and develop a business plan to direct the Company to these areas of opportunity.

During the second half of 1995 the Company ceased the production of low budget films and focused upon the implementation of its revised business plan. Significant activities included the review, diligence evaluation and negotiations of potential mergers, and the acquisition of assets and properties which would provide the Company with the resources and capabilities to fulfill its business objectives.

Also during 1995, gross revenues at East End were less than 1994. This reduction of revenues was due in part to the reduced revenues and downsizing of a major client of East End. In response to this event East End expanded its client base and took actions designed to reduce its dependence upon one major client. Management of the Company believes the unification and integration of assets of East End into the Company's operations will result in a broadening of the client base and reduce the impact of one or two large revenue clients.

In conjunction with these activities the Company commenced acquiring technical and managerial talent and began to market its new capabilities and to secure contractual commitments for current and future production. The Company financed these efforts through the private sale of shares of Common Stock and the issuance of loans and loans convertible to shares of Common Stock.

FIRST QUARTER 1996

During the first quarter of 1996 the Company reviewed various acquisition opportunities and entered into discussions for the acquisition of the assets of East End.

SECOND QUARTER 1996

During the second quarter of 1996 the Company completed the acquisition of substantially all of the assets of East End Communications, Inc., East End Productions, Inc. and J.B. Dubs Inc. (East End). This acquisition included the good will and backlog of sales of East End. In conjunction with the East End acquisition a number of the key management and technical personnel joined the Company. The Company believes the results of this acquisition will be a unified business with the capability to offer existing clients and new clients a large and diverse opportunity for professional media service capabilities.

THIRD QUARTER 1996

Activities which continued during the third quarter was the entry into a strategic alliance agreements with AGE and Intel. Also the Company participated in the establishment of Happy Zone Entertainment Corporation and obtained a major equity interest in the new company. The Company continued to develop new products. Management believes by third quarter of 1997 sales results will begin to represent the benefits of the acquisition of East End.

FOURTH QUARTER 1996

During the fourth quarter the Company finalized a strategic alliance agreement with Intel Corporation and entered into a co-production agreement with AGE, a leading children's episodic TV and merchandising company. The Company also presented demonstrations of Jethro, the Company's animated episodic TV
production management system.   The Company signed agreements to rights to a
number of live action projects for TV.

LIQUIDITY AND CAPITAL RESOURCES

The Company has financed its operations since inception from the sale of shares of common stock, borrowing, and cash flow from operations. The cash outflows were primarily due to net losses caused by the research and development expenses associated with the new animation technology, the formation and organizational expenses associated with the assembly and unification of the Company, acquisition expenses, and related marketing expenses associated with the establishment of production, distribution and merchandising agreements. The losses that the Company has experienced since inception have in various years generated a tax net operating loss.

The Company has an outstanding secured promissory note in the principal amount of $865,000 payable on December 1, 1996, with rights to extend to December 1, 1997. The note is held by Christopher R. Haigh, an executive of the Company. Following this offering the Company anticipates repayment in full of this note. The Company is dependent on the proceeds of this offering to repay certain indebtedness, to fund new products and business development, and to expand sales, distribution and marketing activities.

During the third quarters the Company leased an additional 6,200 sq. ft of space in San Francisco, California. The lease is for a term of 5 years with current payments of $5,890 monthly. The Company's headquarters in Santa
Monica, California is approximately 1,800 sq. ft. The current lease is for two years at a rate of $2,754 per month.

The Company expects to continue making expenditures to acquire additional computer hardware, software, furniture and fixtures and to lease additional office space as it expands, although no material commitments other than those previously described have been made.

The Company anticipates that its capital resources, including the proceeds from this offering, cash flow from existing operations and co-funding of the production development expenses of many of the Company's products will be sufficient to satisfy its capital requirements for the next 18 to 24 months.

While it is anticipated that some or all of the planned products may involve obtaining co-funding of the development expenses from other sources, there can be no assurance that such contracts can be consummated and such co-funding of production development expenses will be received.

The Company's ability to achieve positive cash flow after the next 18 months depends on a variety of factors including continued co-funding of development expenses, the timeliness and success of its production commitments, the costs of developing, producing, marketing, distributing and merchandising of its products and services, and various other factors, some of which may be beyond the Company's control. Should the Company's loss be greater than currently anticipated or its production and delivery of products is significantly delayed or do not generate significant revenues, the company may require additional capital, which it may seek through additional public or private financing or other sources.

The Company's future capital requirements will be affected by, among other things, the market acceptance of the Company's products and services, the timing and costs of producing new titles, promotional and marketing expenses and investments in technological and production process research.

If appropriate opportunities arise, a portion of the proceeds from this offering may be used for selective acquisitions of businesses, products or technologies that complement the Company's business. The Company has no present commitments or understandings with respect to any acquisitions at this time.

INFLATION

The Company believes that inflation has not had a material impact on its operations. Substantial increases in labor costs or distribution costs could adversely affect the operations of the Company for future periods.

                     THE UNITED STATES TELEVISION INDUSTRY

The United States television market is served by network affiliated stations, independent stations and local cable system operators. During "prime time" hours (primarily 8 P.M. to 11 P.M. in the Eastern and Pacific time zones and 7 P.M. to 10 P.M. in the Central and Mountain time zones), network affiliates primarily broadcast program produced for the network. In non-prime time, network affiliates telecast network program, off-network program (reruns), first-run program (program produced for distribution on a syndicated basis) and local program produced by the local stations themselves. Independent television stations, during both prime and non-prime time, produce their own programs, telecast off-network programs or first-run programs acquired from independent producers or Syndicators. Syndicators generally are companies that sell to independent television stations, and network affiliates, programs produced or acquired by the syndicator for distribution. Programs acquired by stations on a syndicated basis are generally acquired for cash licensing fees or in exchange for a certain amount of commercial advertising time within the program which is retained by the syndicator for sale ("barter"), or for a combination of cash and barter.

Barter syndication is the process whereby a syndicator obtains commitments ("clearances") from television stations to broadcast a program at a certain time; retains advertising time in the program in lieu of receiving a cash licensing fee and sells such retained advertising time for its own account to national advertisers at rates based on projected ratings and viewer demographics.

From time to time, certain stations may require cash consideration from a syndicator, in addition to programming, in exchange for advertising time. By clearing the program with television stations representing a penetration of 70% or more of television households throughout the United States (calculated by means of a generally recognized system as measured by A.C. Nielsen), the syndicator creates an "ad hoc" television network. This enables the syndicator to sell its inventory of advertising time to sponsors desiring national coverage at rates per thousand viewers that are generally lower than those which networks normally charge national advertisers for similar demographics.

The business of the television production industry may be broadly divided into two major segments: production, involving the development, and making of the television program; and distribution, involving the promotion and exploitation of completed product in a variety of media.

Historically, the largest companies, the "Majors," have dominated the television and motion picture industry by both in production and distribution. The Majors include MCA Universal Pictures, Warner Bros. Pictures, Twentieth Century Fox Film Corporation, Paramount Pictures Corporation, Sony Pictures Entertainment (including Columbia Pictures, TriStar Pictures and the Walt Disney Company (Buena Vista Pictures, Touchstone Pictures and Hollywood Pictures). Generally, the Majors own their own production studios (including lots, sound stages and post-production facilities), have a nationwide or worldwide distribution organization.

Since the invention of the VHS in the early '70's; the explosive expansion of broadcasting channels and networks in the US and foreign markets; coupled with the universal acceptance of American produced product in the foreign marketplace; has fueled the growth of the "Independent" marketplace. Companies such as All American, Fremantle, King World, MTM, Tribune, Fox-Lorber, Polygram, GRB, Camelot, etc., started as production and/or distribution companies. Over time the independents then became one of the main sources of programming and program formats for the networks, independent channels, cable channels cable broadcasters, pay-per-view and satellite channels for the entire world. Today, the independents have had a significant impact on the studios control over programming.

As broadcasting became more and more segmented there arose a need for producers and distributors to fill specific niches to these new channel outlets. Some examples of companies that specialize in the children's niche are Saban, Sunbow, DIC, HIT, S4C, Bohbot, and others. We are now seeing segmentation of programming targeted for broadcasters such as Discovery Channel, A&E, The History Channel, USA Network, HBO, Showtime, etc. As the capacity for new channels and delivery systems increases the result will be even narrower segmentation. Certain programming is now geared to very targeted audiences which deal in various tastes, lifestyles and hobbies. Such channels include ESPN, E!, QVC, The Home Shopping Network, The Travel Channel, The Food Network, Bravo, The Golf Network, etc. As channel capacity increases and television stations become more segmented globally, independent producers and distributors will have greater opportunity to fill the programming needs in a more efficient and financially prudent manner than in any time in the past.

Some of the Majors have divisions which are promoted as Independent distributors. These Independent divisions of Majors include Miramax Films (a division of the Walt Disney Company) and Sony Classics (a division of Sony Pictures). Independents engaged in the distribution of motion pictures produced by companies other than the Majors include, among others, Trimark Holdings (through Trimark Pictures and Vidmark Entertainment), Live Entertainment, October Films, Republic Pictures (a division of Viacom), The Samuel Goldwyn Company and Fine Line Pictures (a division of New Line Cinema).

TELEVISION PRODUCTION

The production of television programming involves the development of a format based on a creative concept or literary property into a television script, the hiring of talent, the filming or video taping of the program, and the technical and post-production activities necessary to produce a finished program. Television producers may originate projects internally or acquire them from others. If a concept is deemed suitable for development, the producer commissions and pays for a pilot episode prior to committing itself to the production of a series. Once a script is approved by the producer, one or more license agreements are negotiated with the potential broadcasters of such program and pre-production and production activities commence. Such license agreements provide a production order for such series and will establish the license fee to be paid to the producer. A production order for a series is generally for a specified number of episodes, with the licensee retaining an option to renew the license. The ratings of the program usually determine whether such option is exercised.

TELEVISION DISTRIBUTION

Domestic and foreign television networks, independent television networks, television stations, cable system operators, pay-per-view and satellite networks generally license television series, specials, mini-series, events programming, movie-of-the-week (MOW), and made-for-television (MFT) pursuant to agreements with distributors or Syndicators that allow a fixed number of telecasts over a prescribed period of time for a specified cash license fee or barter for advertising time. The broadcasting venue chosen for showing the programming generally determines the course of the negotiations and price.

HOME VIDEO

The home video distribution business involves the promotion and sale of videocassettes and videodiscs to local, regional and national and international video retailers (including video specialty stores, convenience stores, record stores and other outlets), which then rent or sell the videocassettes and videodiscs to consumers for private viewing. In the last decade, home video has been one of the fastest growing distribution media. In terms of total distribution revenues generated, the domestic home video market is currently larger than the domestic theatrical exhibition market.

Videocassettes are generally sold to domestic wholesalers either on a unit basis or pay-per-transaction basis. Unit based sales typically involve the sales of individual videocassettes to wholesalers or distributors at prices which range from $5 to $60 per unit and generally are rented by consumers for fees ranging from $1 to $3 per day (with all rental fees retained by the retailer). Pay-per-transaction based sales involve the sale of a videocassette at a nominal price of $1 to $10, with rental fees divided between the video retailer and the video distributor.

Wholesalers who meet certain sales and performance objectives may earn rebates, return credits and cooperative advertising allowances. Selected titles, including certain made-for-video programs, are priced significantly lower to encourage direct purchase by consumers. The market for direct sale to consumers is referred to as the "priced-for-sale" or "sell-through" market.

According to available industry data, between 1990 and 1993 there was an approximately 9% increase in the number of VCRs (from approximately 67% to 76%) owned or maintained by households having televisions. As the number of installed units increases, annual increases in VCR penetration levels are expected to decline.

In 1993, based upon available industry data, consumers spent approximately $5.2 billion on the purchase of videocassettes and another $7.6 billion on rentals. Based on total annual revenues, since 1990, the "sell-through" market has grown more rapidly than the rental market for videocassettes.

Technological developments including videoserver and compression technologies, which regional telephone, cable, and others companies, are developing could make competing delivery systems economically viable and may significantly impact the Company's home video revenues and overall business. The Company might be required to develop and implement new operating strategies and distribution capabilities.

PAY TELEVISION.

The domestic pay television industry currently consists of channels such as HBO/Cinemax, Showtime/The Movie Channel and a number of regional pay services. Pay television services are sold to cable and satellite system operators for a monthly license fee based on the number of subscribers receiving the service. These pay programming services are offered by cable system operators to subscribers for a monthly subscription fee. The pay television networks generally acquire their programming by purchasing the distribution rights from motion picture distributors, and also for MFT productions.

PAY-PER-VIEW.

Pay-per-view television allows cable television subscribers to purchase individual programs, primarily recently released theatrical motion pictures, sporting events and music concerts, on a "per use" basis. The fee a subscriber is charged is typically split among the program distributor, the pay-per-view operator and the cable operator.

BROADCAST AND BASIC CABLE TELEVISION.

Television exhibition includes the exhibition by means of over-the-air television available to viewers without charge, whether through national networks or Independent television stations (referred to as "free television") and cable transmitted television for which viewers pay a fee for the right to receive a package of over-the-air and cable channels. United States television includes the Major networks, ABC, CBS, NBC and Fox, and two newer networks, WB and UPN, independent television stations, and cable and satellite networks and stations. Cable television delivers multiple channels of entertainment, news, sports and informational programming to subscribers who pay a monthly fee based upon the type and number of services they receive. The increased channel capacity and large base of subscribers that developed, and the recent introduction of the digital satellite TV services, have made possible the proliferation of a number of new cable satellite networks which have become important purchasers of TV programming and motion picture rights.

In many cases, these networks have purchased the right to air pictures and TV programming which traditionally would have been sold to the broadcast networks or to independent television stations in the syndication market. Syndication is the process of furnishing programming directly to television stations as opposed to the network system for distribution to its affiliated stations. Syndicators attempt to sell a program or film to a television station (which may or may not be an affiliate of a network) in every major television market, seeking to achieve an audience as large as the potential network audience.

INTERNATIONAL MARKETS.

The worldwide demand for entertainment is growing dramatically--as evidenced by the development of new international markets and media. According to published data for 1991, the fastest growing revenue source for publicly held media companies during the years 1987 through 1991 was international sales, which grew at approximately twice the rate of growth of aggregate revenues generated from domestic theatrical exhibition, home video and pay and free television. This growth is primarily driven by the overseas privatization of television stations, introduction of direct broadcast satellite services, growth of home video and increased cable penetration.

CHILDREN'S TELEVISION

The US television market is served principally by network-affiliated stations, independent stations and cable or satellite television operators. Historically, four major broadcast networks, ABC, CBS, NBC and Fox, collectively have been watched by the vast majority of the television viewing audience. In recent years UPN and WB have commenced national broadcast television networks. Additional television entertainment options, including cable channels and DTH satellite services, have also begun to deliver children's program.

The networks and cable channels have increased the amount of children's television programming broadcast in recent years. Weekend morning children's programming now airs on Fox Kids Network, ABC, CBS, UPN Kids and Kids WB. In addition, Fox Kids Network and Kids WB broadcast animated and live-action programming for children Monday through Friday mornings and afternoons. For the 1996-97 broadcast season, children's animated and live-action programming will occupy approximately 40 hours of air time per week on the US broadcast television networks. UPN and the USA cable network, as well as many first-run Syndicators, provide children's programming blocks on Sunday mornings. Cable channels which broadcast advertiser-supported children's programs include The Cartoon Network, Nickelodeon, USA cable network and The Family Channel.

In the United States, an estimated $725 million was spent in the 1995-1996 broadcast season by advertisers on children, and expenditures have grown at an average annual rate of 13% since 1990. For the period from September 1995 through May 1996, national advertiser expenditures on television commercials targeting children, including major toy companies such as Mattel and Hasbro, other children's consumer product companies such as Kellogg's and Quaker Oats, and major fast food chains such as McDonald's, Burger King and Taco Bell were over $230 million in the aggregate.

The growth in the number of international television outlets has created additional global demand for children's programming. The privatization of the international television industry has encouraged a ratings/revenue-oriented focus among international broadcasters, increasing the demand for high-quality television entertainment. Children's programs produced in the United States have enjoyed wide acceptance internationally. In addition, the number of cable and satellite programming services addressing the international community has grown significantly in recent years. These added programming services have created an opportunity for distributors, including the Company, to license simultaneously both traditional broadcast and DTH satellite programming rights within the same territory. International television, cable, DTH satellite and home video sales of a children's program produced in the United States can account for more than half of the revenue for a given program.

SUPPLIERS AND DISTRIBUTORS

Suppliers of television programming include the production divisions and affiliated companies of the major motion picture studios, independent production companies, Syndicators, broadcast television networks, station owners and advertising agencies. These suppliers sell programming to broadcast networks or television stations for a fixed cash fee per episode, by barter, or by a combination of cash and barter. Virtually all children's programming sold though syndication is sold by barter, where a syndicator obtains commitments from television stations to broadcast a program at a certain time, retains a portion of the advertising time in the program in lieu of receiving cash licensing fees and sells the retained advertising time for its own account to national advertisers.

Broadcasters of children's television programming in the United States consist primarily of networks (both over the air broadcast television networks and basic cable networks) and independent television stations. Distributors of children's programming generally sell television series to networks on a cash basis and sell to independent television stations on a barter basis. Networks typically pay a distributor a fixed cash license fee which entitles the network to a number of runs of a series over a defined period of time. Networks are generally entitled to retain 100% of the advertising revenues generated by the broadcast of a series and sell advertising spots to national advertisers on the basis of guaranteed ratings.

Independent television stations, which obtain series programming through barter transactions, agree to provide a distributor with a certain number of advertising spots during each broadcast of the series on the station in exchange for the local broadcast rights. The advertising spots retained by the independent station are sold by the station on a local basis. The advertising spots retained by the distributor are sold to national advertisers on the basis of guaranteed ratings. Nielsen periodically publishes data on the percentage of viewers actually watching each program. If the actual viewership falls below the guaranteed rating, the distributor or network, as the case may be, generally provides the advertiser with "make-goods"--additional airings of the advertiser's commercial in order to achieve the promised audience level-or in some cases, cash refunds. When selling national advertising time, the network or distributor typically holds back a certain number of advertising spots to be used as future "make-goods." Since stations do not receive any compensation for delivering ratings in excess of the guarantee, and "make-goods" lower the inventory of available commercial time which can be sold on an up-front basis, accurately predicting a series' rating is important to maximizing advertising revenues.

LICENSING AND MERCHANDISING

In addition to utilizing television to advertise products to children, the creation of children's programming itself provides broad licensing and merchandising opportunities. Characters developed in a popular series, and often the series themselves, achieve a high level of recognition and popularity among children, making them valuable assets for the licensing and merchandising market, where they can provide attractive "branding" opportunities. It is reported that the children's market is one of the fastest growing segments in licensed merchandising sales, with over 70% of the $6 billion spent in the United States on entertainment and character-related properties in 1995 relating to children-oriented products. Among the most popular licensed items are toys, t-shirts, food, dinnerware/lunch boxes, watches and soft vinyl goods such as boots, backpacks and raincoats. There are currently over 38 million children in the United States between the ages of 2-11, with approximately 4.5 million children entering the marketplace annually, and the average annual amount spent on toy purchases for a child up to ten years of age is estimated at between $240 and $300.

                                    BUSINESS

The Company is in the business of film, video, music, software development, and
television production and distribution.   Its business operations include
creating, developing, producing, licensing, distributing and merchandising entertainment media products. In addition to animated and live-action family and children's TV productions, the company's products include infomercials, product introductions, marketing roll-outs, prime time drama series, music specials, record albums, music publishing and related services.

The continued advances in the computer and communications industries, and the integration of these two industries with the entertainment industry is creating significant opportunities for growth. Based upon the pursuit of this growth opportunity the Company has proceeded with acquiring the assets and capabilities to create, develop, produce, license, distribute and merchandise television programs and televisions series programs for: (a) children and family audiences; and (b) for the mature prime-time television and cable markets. The Company is also pursuing opportunities in children's toys and merchandising as it relates to Company produced programming.

The Company's strategy for growth emphasizes the development of new properties, selected acquisitions and participation in strategic alliance agreements. The Company's business plan is focused toward the generation of profits and equity growth by developing, producing and distributing both live action and animated TV specials, TV movies, TV series, movies and commercials for broadcast TV, cable, satellite and syndicated TV, and video cassettes. The Company also intends to participate in revenue generated from software licensing, music publishing and from ancillary merchandising of toys and associated products which are related to the Company's created works. Additionally, within the next 12 to 18 months the Company intends to commence the marketing and licensing of computer animation management software to the entertainment industry.

The Company views acquisitions and strategic alliance agreements as key vehicles to the entry into new markets and the leveraging its existing infrastructure. The Company's is aggressively establishing strategic alliance agreements and management of the Company believes there will continue to be opportunities in the markets in which it operates and will continue to engage in the review of candidate opportunities for acquisition and, as appropriate, participation in strategic alliances.

As part of the expansion of business operations, during June 1996, in exchange for cash and a promissory note, the Company acquired substantially all of the assets of East End Communication Inc., East End Productions Inc., and J.B. Dubs Inc., ("East End"), all of which are California corporations.

During September 1996, in conjunction with the execution of an animated children's production agreement, the Company participated in the formation of, and received a 60% equity interest in, Happy Zone Entertainment Corporation
(HZE), California corporation. The other major HZE shareholder is AGE, and minority interests are held by officers and directors of the Company.

During October 1996 the Company entered into a strategic product development agreement with Abrams/Gentile Entertainment Inc., (AGE). Under terms of the agreement AGE acquired warrants to acquire up to 1,000,000 shares of Common Stock of the Company and the Company acquired the rights to produce a new children's TV series entitled "Vanpires" developed by AGE and scheduled to commence network broadcast during fall 1997. The Company also acquired an interest in the potential revenue from toys and merchandising related to the new TV series.

During November 1996 the Company entered into a strategic marketing and product development agreement with Intel Corporation (Intel). Under terms of the agreement Intel acquired warrants to acquire 1,000,000 shares of Common Stock of the Company and the Company acquired the rights from Intel to develop joint marketing and awareness programs and a marketing and promotion plan for the Company's products.

Additionally, the Company provides various production services and distribution services, both international and domestic, to both Major and independent producers. The Company's headquarters is located in Los Angeles, California with animation facilities, the software development center, production studio and support facilities in San Francisco, California. The Company also maintains an office in Houston, Texas.

MARKETING STRATEGY

The Company's primary strategy is to create, develop and produce products for the television market in the United States, Europe and Asia, as well as home videos for those markets. The Company will attempt to retain copyright ownership of all its productions for the purpose of building a profitable library for future exploitation in all media worldwide.

The potential markets for the products and services provided by the Company include:

      - Domestic television networks       - Domestic television syndication
      - Domestic home video                - Domestic pay-cable
      - Domestic basic cable networks      - Foreign theatrical and home video

      - Foreign television and pay cable   - Music publishing
      - Toys and merchandising             - Contract production services
      - Computer animation services        - Contract post production services
      - Record Album sales                 - Software licensing

With the growth of interest in various ancillary elements of a property, the Company will endeavor to incorporate these elements into each production project. The integration of these ancillary elements into the project are referred to as "synergistic" packaging. Synergistic packaging encompasses the areas of video rights; multiple productions for the establishment of "library packages" for ultimate syndication sales; television series; live action and/or animation television specials for networks, cable networks and/or syndication; character and/or product licensing; merchandising, promotional tie-ins and considerations, corporate identity and sponsorship programs via product placement; music sound track publishing; replay rights; music videos; literary and educational publishing rights; and, in rare cases, the creation of theme park rides and attractions based upon the subject and characters of the a project.

CUSTOMERS

Over the last few years the Company has provided television, video and multi-media productions and services to many high profile clients. Some of these client's include:

     Amdahl Corporation             Bank America Corp.
     Honeywell DDI                  Kawasaki Motor Corporation
     Stanford University            Tandem Computers
     Apple Computer, Inc.           Banana Republic
     Hilton Hotels                  Intel Corporation
     Omega                          Sun Microsystems
     Hoffman LaRoche                ITT Information Systems
     Shaklee Corporation            Supercuts
     Ungerrnann-Bass                VISA USA
     Wells Fargo Bank               World Savings & Loan
     Hewlett-Packard Company        Gap, Inc.
     Cisco Systems, Inc.            Seagate Technology
     Sports Channel                 RSD Data Security, Inc.
     Sybase, Inc.                   McGraw Hill
     Charles Schwab & Co., Inc.     San Francisco State University

Organizations for which the Company's key personnel have created, developed or staffed productions include:

     A&M Records                    Odyssesy International
     ABC Television Network         Paramount Pictures
     ASCAP                          Public Broadcast System (PBS)
     All Girl Productions           Playboy and Penthouse
     Bantam Books                   Prism Pictures
     The Beacon Group               Radio City Music Hall Productions
     BMI                            Radio Vision International
     Dave Bell & Associates         Realm Productions & Entertainment
     Canon Films                    RCA
     Canadian Broadcasting Company  RKO
     Carnegie Hall                  Showtime
     CBS Television Network         Sunshine KidVid Entertainment
     CBS/Fox Home Video             SONY Home Video
     Columbia Pictures Television   The Nashville Network
     Dick Clark Productions         Twentieth Century Fox
     Disney/Touchstone              Trimark/Vidmark
     Featureline Films              United Paramount Network (UPN)
     First Choice                   Universal Pictures

     The Robert Evans Company       Universal Pay-TV
     The Family Channel             Warner Brothers
     Fox/Lorber                     Warner Home Video
     General Media International    CVB-TV
     Group W                        WOR-TV
     Harmony Gold                   Young & Rubicam
     HBO                            Viacom
     Inter-American Films           InterContinental Releasing
     IRS Media                      ITC
     J. Walter Thompson             Lorimar
     MCA Home Video                 MCA/Curb records
     Miramax                        MTV
     NBC                            New Line Cinema
     Nickelodeon                    OAK Media

PROFESSIONAL AWARDS

Awards won by members of the Company's creative and production team include:

        Quantity               Awards
        --------               ------
          1         Academy Award
          5         EMMY Awards
          5         ACE Awards
          1         VIRA Award
          1         Berlin Film Festival Award
          1         Clio Award
          1         New York Film Festival Award
          7         ACE Award Nominations
          11        EMMY Award Nominations
          2         Chicago Film Festival Award Honorable Mentions
          2         TONY nominations
          4         Billboard Songwriting Awards

BUSINESS STRATEGIES

The Company intends to continue to increase its presence in the family and children's television entertainment business, with the goal of becoming a recognized worldwide producer and distributor of family and children's television programming, music publishing and software licensing. The principal elements of the Company's strategies for achieving this objective is through the production of strong identifiable characters and properties. Strong identifiable characters and names not only dramatically improve the audience acceptance and the longevity of the property but also increase the worldwide distribution potential of programming. The Company intends to develop household name "franchise values," with each of its characters which are then leveragable into merchandising, movies and spin-off and sequel shows.

The Company intends to continue to create and develop new entertainment properties with potential franchise value and to further build on its existing programming, capitalizing on the popularity and recognition of its properties in all media and markets, including toys, merchandising, home video and consumer products.

The Company plans to seek to further improve, and to expand the reach of its programming products, by continuing to develop acquire or license quality programming which is attractive to families and children. The Company will strive to increase the number of its owned programs. This integration of ownership and distribution has the potential to enhance the profitability of the Company's programming.

The Company foresees significant expansion opportunities in the international television markets, where the Company believes that children's programming has been relatively undeserved. With its new family and children's programming and half-hour episodes of children's programming, a significant portion of which meet the "local content" requirement of various European countries, the Company intends to focus significant resources on the expansion of its international operations. The Company has an important strategic advantage because of its current relationship with AGE, whose experience and interests in international television distribution platforms will be helpful in introducing the Company to the international markets.

The Company intends to continue to build its asset property library through internal creation, development and production, and by pursuing co-production arrangements with US and international partners and by acquiring properties and libraries from third parties.

With the resources and capabilities to manage every stage of the family and children's television business, from the creation and production of programming to the worldwide licensing and merchandising of properties, the Company believes it will be able to coordinate all forms of exploitation in tandem with the timing of television broadcasts on a worldwide basis with the goal of maximizing market reach and revenues.

CREATION AND DEVELOPMENT OF PROGRAMMING

The Company creates, produces and acquires quality animated and live-action family and children's television programming. The principal programming objective of the Company is to develop or acquire, on a cost-effective basis, appealing characters and concepts that can be commercially exploited throughout the world through television exhibition, home video sales, licensing and merchandising.

One of the essential attributes of quality family and children's programming is its "portability." Children's programming produced for exhibition in a particular country is "portable" because it can generally be modified at a modest cost and resold for exhibition in other countries through editing and dubbing into other languages.

The Company has and will continue to pursue ideas and properties for original production from a number of sources. For example, the Company may acquire production, distribution and possibly other rights to an existing property or series, develop internally a new property based on an existing public domain
property, or create or acquire an entirely new idea or character.   The Company
has employees involved in programming development and currently has five projects in various stages of active development. In general, production does not commence without significant commitments for broadcasting by networks or independent television stations. Typically, the Company has seven months to one year to produce and deliver anywhere from 13 half-hour episodes (the typical number of episodes ordered for a weekly series) to 65 half-hour episodes (the typical maximum number of episodes ordered for a weekday series). The Company attempts to produce programming in a cost-effective manner while maintaining control over critical parts of the production process to ensure continued high quality.

For example, with respect to programming in which the Company has assumed responsibility for physical production, freelance script writers are utilized but supervised by a Company production executive and certain labor-intensive animation work may be subcontracted to countries with relatively low-cost labor, while the Company handles or directly supervises both initial creative development, on going activities, and all post-production work.

The Company has the capability to implement and directly supervises most aspects of the creative development of a property from initial concept through the post-production of a series, from the development of a story and writing of scripts to the production of voices, music and special effects. The Company has the capability to film live-action series at its production facilities in San Francisco, California or at remote sites as appropriate. The Company also maintains a post-production facility in San Francisco, California. The Company maintains the capability to record all of the music for its programming, and edits and adds audio and sound effects to its programming. The Company has a full-service animation studio which develops programming containing content that meets the content requirements of both US and foreign countries for local broadcast television.

The Company believes that by owning and controlling the international distribution rights to its programming, it not only can generate significant revenue from the sales of its programming, but can also establish an international presence for the Company and its properties which should support its international licensing and merchandising efforts. The Company also intends to use its international presence to expand its operations in emerging television markets.

PROJECTS IN DEVELOPMENT

The Company is continually evaluating project proposals and strategic alliance opportunities and the following are active projects. Any of these may be developed, placed on hold, released or canceled at any time. Furthermore, new projects may be added at any time without notice.

Vanpires:  An AGE created and developed project, "Vanpires" is an 3-D animated
---------
children's series and toy line aimed at young boys. The Galoob has signed a master toy license for world-wide distribution of the toys and merchandising. Summit Media is the distributor of the series. The series is scheduled to begin network distribution during the fall 1997 season.

Vallas & Son:  Created by a key member of the Company's management, "Vallas &
-------------
Son" is based on a true life father and son team who are considered among the world's best arson, bomb and terrorist experts. The made-for-television movie and the 26 one hour episodes are all based on actual cases from their files and each is unique and fascinating. A combination of "Colombo" and "Quincy" with a dash of "NYPD Blue" thrown in, this project is being development by Sony Entertainment's Columbia Pictures Television as a TV series for the 1997 season.

Arnold The Invincible:  A children's animation project aimed at the largest
----------------------
children's television audience today, boys 6 to 11, is being developed for the television marketplace, and for multiple toy licenses and merchandising worldwide. The series is planned to be music driven, consisting of 3 to 4 new original songs per episode. The new music is expected to open additional markets for the series.

Christmas In July:  "Christmas In July" is a made-for-television 2 hour movie
------------------
that will serve as the pilot for a proposed family television series whose theme encompasses the current "hot" topic of angels, as is evident by a long running successful network television series. The series is being structured as a weekly one hour family oriented series that promotes positive family values.

Kickers:  A live action family oriented television series centers on a kid's
--------
soccer team from Europe that spends its summer in San Francisco playing a little soccer, while also playing detective and solving one mystery after another. The weekly plot will focus on good versus evil, right versus wrong, friendship, teamwork, trust, family, soccer and adventure. Each story will carry a strong message of good over evil. Wholesome family oriented values will be paramount in each episode's theme. With a multi-national cast and interesting background locations, this proposed series is designed to be a favorite for the whole family.

Griffin Goes To...:  The story of a 2 year old boy, Griffin, and his 9 year old
-------------------
sister, Emily, who celebrate the world through exploration and discovery and invite the viewer to go along. A live action children's series with a target audience being ages 3 to 7, but something that all ages will find charming and entertaining. Each 30 minute episode will take children on an exploration of a world outside of their own neighborhood. Some of the places that will be visited will be the White House, Yellowstone National Park, A Rain Forest, Buckingham Palace, an Indian Reservation, The Great Barrier Reef, a dude ranch and other places.

Earth Escapes: Music in High Places:  This is a dynamic 60 minute weekly
------------------------------------
television music special and spin-off weekly series. It is the ultimate rock and roll adventure show featuring heart-felt performances by some of the world's most talented recording artists as they travel to the most mysterious and exciting places on the planet. These breathtaking scenes serve as a backdrops for "unplugged" musical concerts featuring talents such as Sting, Eric Clapton, U2, REM, Peter Gabriel, Grath Brooks, Don Henley, Sade, and others. In addition to the series there will be a series of books, home videos, and an Internet series. The series is designed to be a rock and roll "National Geographic" for the MTV generation.

Tiny Tales:  This is a series of 30 minute programs in the tradition of
-----------
"Fantasia" that combine children's literature, famous artwork, animation and music in meaningful tales for children. In each show the host, Mortimer, welcomes a little boy and a little girl and introduces them to the great works of literature, art and music by welcoming the creators of the works, to "collaborate" in telling and illustrating a story accomplished by "Fantasia" - like music and orchestrations. The little boy, Billy, and the little girl, Laura, watch and participate as history and all the arts come together in a group of tiny tales.

The Bridal Show:  The Company owns a minor interest in Compass LP, a Florida
----------------
limited partnership formed to finance and produce a multi-series television show which would address the many facets of the multi-billion dollar bridal industry. Compass has created a pilot episode which is serving as the basis for a sales promo which is currently being circulated.

Additional Properties:  The Company has acquired ownership rights to additional
----------------------
scripts which are being evaluated as a source for the development of an original made-for-pay and cable movies. Additionally, the Company is continuing an on-going policy of evaluating and acquiring commercial properties to be developed for network movies, co-ventures, and possible TV series.

MERCHANDISING AND LICENSING

Merchandising of character related products is conducted principally through the grant of licenses to independent third parties who manufacture products incorporating the Company's characters and distribute these products through normal distribution channels. Generally, these licensees provide payment of royalties to the Company based on specified percentages of the sales of licensed products.

Royalty payments in the merchandising industry typically range of 5% to 15% of gross sales. Merchandising products featuring the Company's characters may included various types of toys, T-shirts, caps, trading cards, posters, buttons, etc. The marketing and sales duration of a "hot" merchandising item is typically 18 months to 30 months.

As the markets for multimedia and interactive entertainment products and services continue to grow, the Company intends to develop and lease products for the interactive multimedia markets. According to industry sources, in 1994 retail sales of new media in the form of video game cartridges, PC and Macintosh floppy disk and PC and Macintosh CD-ROM games exceeded $5 billion, approximately equivalent to box office gross receipts (estimated at $5.4 billion) for the first time feature films. Industry sources expect growth of the new media market to be in the 15 to 25% range per year as new high-performance platforms, such as the Sony Playstation, are made available and as the on-line and networked markets mature. The Company intends to actively pursue participation in this market through licensing of characters and concepts.

The Company intends to capitalize on its characters and properties by entering into licensing agreements with manufacturers and retailers of children's products. By controlling licensing and merchandising rights, the Company maintains the rights to earn revenue from the sale of products while limiting the costs and risks associated with manufacturing, distributing and marketing merchandise. The revenue derived from licensing and merchandising depends not only on the success, recognition and appeal of a character, but also on the quality and extent of the marketing efforts of the Company and its licensees. Sales of licensed products also help the Company by promoting the Company's characters and production capabilities. The following table sets forth examples of the products for which some licensees have merchandised a children's televisions character.

     Plastic lunch kits
     Toys including action figures and video games
     Children's' books
     Halloween costumes and sweatshirts
     Colgate Plus toothbrush
     Backpacks and other soft vinyl goods

     Girl's and boy's underwear
     Frozen novelties
     Games and puzzles
     Belts, hats and other apparel
     Children's' optical frames
     Cookies and candy
     Sheets and other bedding products
     Fitness sets and remote control vehicles
     Individual films and film viewers
     Fishing rods, reels and fishing tackle

The Company also competes with hundreds of owners of creative content who seek to license their characters and properties to a limited number of manufacturers and distributors. The ability of the Company to successfully exploit the merchandising opportunities afforded by its programs will continue to be dependent on the favorable ratings of its programs and the ability of the Company's characters to continue to provide attractive merchandising features to its customers.

DISTRIBUTION

In the United States, the Company's products competes for time slots, ratings and related advertising revenues. The Company currently competes, with other production company who supply products to broadcast television networks, public television and cable television channels, such as Nickelodeon, USA cable network and The Cartoon Network for market acceptance of its programming and for viewership ratings. The Walt Disney Company has recently announced its plans to launch a 24-hour cable television children's channel. Further, the Company vies for the family and children's audience with independent television stations, suppliers of cable television programs, direct broadcast satellite and other DTH satellite systems, radio and other forms of media. The Company also competes with other syndicators on a market-by-market basis for time slots, coverage commitments, ratings and advertising revenue. Internationally, the Company contends with a large number of US-based and international distributors of children's programming, with whom it must compete in the development or acquisition of programming expected to appeal to international audiences. Such programming often must amply with foreign broadcast rules and regulations which may stipulate certain minimum local content requirements.

The Company's distribution business is being expanded to a full service content provider for the television, home video and the animation marketplace. The primary emphasis will be on distributing both in-house products and independently produced entertainment products. Management's informal research of the marketplace has indicated the existence of a number of independent producers who are seeking access to a reliable distribution network. Servicing these independent producers one of the key markets for the Company's expanded distribution services.

Management believes the Company's established contacts and relationships in the industry will be advantageous in the marketing and sales of the Company's distribution services. In addition, as part of its ongoing business, the Company will have access to many of the established distribution outlets including: theatrical release, network television, home video, pay-for-view, regular cable, pay-cable, syndicated television networks, the Internet, on-line services, CD-ROM producers, toy manufacturers and merchandising syndicates. Management believes it can arrange partnership relationships with major pay-cable (such as HBO, Showtime) and network television broadcasters (such as CBS, ABC, NBC, Fox) for the co-financing or complete financing of select projects. Under this arrangement, the pay-cable and television network would finance either the entire budget of the project or up to 50%, with the balance being financed by the Company. The pay-cable or television network would have a license arrangement to broadcast the completed production for a limited number of runs (usually two for a made-for-television movie) within a short time frame on domestic US television only.

Thereafter, all rights, title and claim to the production, including copyright ownership, home video, CD-ROM, foreign broadcast and domestic re-run rights would revert back to the Company. These reverted rights can then be marketed in any and all markets throughout the world. The Company intends to market these products primarily in those market which were not included in the pay-cable or network broadcast arrangement.

As the foregoing relationships are established, management believes the Company may be able to internally generate revenues for the development, acquisition and the production of four to six properties a year. The Company believes funding for these project would be provided principally from the revenues earned from previously released productions. Although the foregoing plan is based on management's knowledge and experience in the entertainment industry no assurance can be given that the Company will be able to generate revenues sufficient to become self sustaining from the distribution of its own properties.

To enhance revenue potential in all markets around the world, the Company will actively seek products for acquisition which already conform to pre-set business and content parameters. The Company anticipates such services will result in receipt of distribution fees of between 15.5% to 33% of the gross revenues of each product. The Company presently owns the copyrights to its previously produced films and scripts and will endeavor to own all or part of the copyrights to any and all products it distributes in all media worldwide.

GOVERNMENT REGULATION

The Company's programming must comply with the provisions of the CTA and the rules and policies of the FCC pertaining to the production and distribution of television programs directed to children. With respect to programs originally produced and broadcast primarily for children ages 12 and under, the CTA and FCC rules, among other things, (i) limit the number of minutes of commercial matter per hour, (ii) generally require that program material be clearly separated from commercial matter, (iii) prohibit the broadcast within a program of commercials for products associated with that program, and (iv) prohibit program personalities, whether live or animated, from delivering commercials during, or in close proximity to, programs in which the personalities appear or with which they are associated. Failure to comply with the children's television commercial limitations can result in the imposition of sanctions, including substantial monetary fines, on a broadcast television station.

On August 8, 1996, the FCC amended its rules to establish a "processing guideline" for broadcast television stations of at least three hours per week, averaged over a six-month period, of "programming that furthers the educational and informational needs of children 16 and under in any respect, including the child's intellectual/cognitive or social/emotional needs." Core Programming has been defined as educational and informational programming that, among other things, (i) has served the educational and informational needs of children "as a significant purpose," (ii) has a specified educational and informational objective and a specified target child audience, (iii) is regularly scheduled, weekly programming, (iv) is at least 30 minutes in length, and (v) airs between 7:00 a.m. and 10:00 p.m. Any station that satisfies the processing guideline by broadcasting at least three weekly hours of Core Programming will receive FCC staff-level approval of the portion of its license renewal application pertaining to the CTA. Alternatively, a station may qualify for staff-level approval even if it broadcasts "somewhat less" than three hours per week of Core Programming by demonstrating that it has aired a weekly package of different types of educational and informational programming that is "at least equivalent" to three hours of Core Programming. Non-core programming that can qualify under this alternative includes specials, public service announcements, short-form programs and regularly scheduled non-weekly programs, "with a significant purpose of educating and informing children."

A licensee that does not meet the processing guideline under either of these alternatives will be referred by the FCC's staff to the Commissioners of the FCC, who will evaluate the licensee's compliance with the CTA on the basis of both its programming and its other efforts related to children's educational and informational programming, e.g., its sponsorship of Core Programming on other stations in the market, or non-broadcast activities "which enhance the value" of such programming.

A television station ultimately found not to have complied with the CTA could face sanctions including monetary fines and the possible non-renewal of its broadcast license. The adoption of the new quantitative guideline could result in a material increase in the amount of educational and informational children's programming broadcast; and it is unclear what impact, if any, such a result would have on the Company's business.

Pursuant to the 1992 Cable Act, the FCC substantially deregulated the cable television industry in various areas, including rate regulation, competitive access to programming, "must-carry" and retransmission consent for broadcast stations, and customer service regulations. These rules, among other things, restrict the extent to which a cable system may profit from (or recover the costs associated with) adding new program channels, impose certain carriage requirements with respect to television broadcast stations, limit exclusivity provisions in programming contracts, and require prior notice for channel additions, deletions and changes.

Cable operators and satellite cable or satellite broadcast programmers in which cable operators have attributable interests are prohibited from using unfair methods of competition or unfair acts or deceptive acts or practices, the purpose or effect of which is to hinder significantly or prevent any multichannel video programming distributor from providing satellite cable or satellite broadcast programming to customers. A cable operator with an attributable interest (defined as five percent equity or five percent voting control) in a satellite cable or satellite broadcast programmer must not improperly influence the programmer's decision to sell programming to an unaffiliated multichannel video programming distributor (or the terms and conditions of such a sale).

Similarly, a satellite cable programmer in which a cable operator has an attributable interest may not discriminate among competing cable systems or other multichannel video programming distributors in the prices, terms and conditions of sale or delivery of programming. Such programmers may offer discounts, however, based on actual cost savings. Exclusive contracts between affiliated cable operators and programmers are prohibited for areas not served by the cable operator as of October 1992. In areas served by the affiliated cable operator, exclusive contracts are prohibited unless the FCC makes a prior determination that such a contract would serve the public interest. Multichannel video programming distributors are generally prohibited from restraining the ability of unaffiliated programmers to compete fairly by discriminating in the selection, terms or conditions of carriage of programming services based on affiliation. It is not possible to predict at this time the impact, if any, that these rules may have on the Company's plans to distribute programming through cable and DTH satellite systems, some of which could be deemed to be affiliated with the Company.

The United States Congress and the FCC also currently have under consideration, and may in the future adopt, new laws, regulations and policies regarding a wide variety of matters which could, directly or indirectly, materially adversely affect the operations of the Company. The Company is unable to predict the outcome of future federal legislation or the impact of any such laws or regulations on its operations. The Company is also subject to local content and quota requirements in international markets which, although a significant portion of the Company's library meets current European and French requirements, effectively limits access to particular markets.

ANIMATION MANAGEMENT PRODUCTION

The Company has designed an advanced software program for management of animation productions- the Jethro Animation Control System. This advanced technology provides many schedule and costs advantages over the conventional methods of the development and production of animated television specials, episodic TV series and movies. Three features of the advanced software and the Company's animation development center include: Motion Capture, Production Management and an Asset Library.

The conventional method in the development of computer animation production requires the artist to create each individual cell. The cell is layered onto one or more backgrounds, which is then photographed as a single frame. The cell method of developing an animated production is time consuming and costly. The Company's Motion Capture system is a tetherless system which is capable of capturing 3D movement of interacting multiple characters; such as fight scenes and action scenes. The system also provides for motion capture from a large variety of angles. Typically, actors are placed into a snug fitting tight suit which is fitted with a large number of light reflecting sensors. As the actors perform to the script, and the follow the guidance of the director, one or more of the Company's high-speed cameras record the movement of light which is reflecting from each of the reflective sensors. The digitally captured action of the recorded events of each of the actors motion is transferred into the Company's computer animation production data bases. Upon entry of this basic character motion data into the computerized representation of the actor, and the combining of multiple characters into the scene, the rendering of each of the scenes proceeds under the direction of a computer graphics artist. The Company's computer artists have access to many sophisticated computer software animation and rendering tools to create and transforms the scenes into the final product.

In addition to Motion Capture capabilities, the Company has created an advanced animation development Production Management system. The System is designed to aid in the efficient allocation of resources, the timely completion of tasks and the control of costs and delivery schedules. The technique allows action sequences to be divided into work packages or sequence segments. Each segment is traceable as to schedule, computer graphic artists assignment, and other management parameters. The System also aids in the timely integration of the various sequence segments into an integrated, unified complete animated production.

Another significant feature of the Company's animation production capabilities is the digital Asset Library. The Asset Library is the central depository for each of the characters, motions, lighting, shading, background and other descriptive features which describe a animation frame, or sequence of frames. These items are retained and stored, in digital format, in the Asset Library. Since all of the characters and their movement is created and stored as an accessible item, over time a large number of production components become available which can be utilized in future productions. Because the Motion Capture system allows 3D cutting and pasting from virtually any viewing angle, the library data becomes a major factor in the potential reduction in scheduled production time and the reduction in episodic animation production costs.

Assuming in the creation of one action sequence in one episode of an animated TV series the subject character is required to be running. In an episode produced three weeks later the same character, in a action sequence, is running. The motion capture sequence in the library can be pulled, cut and pasted into the sequence. The pasting can be for a different character shot from a completely different angle. This provides a significant savings because the motion capture activities are not required to be repeated for this sequence of the new episode. As the magnitude of the items stored in the depository grows, the need to perform motion capture is reduced.

MUSIC PUBLISHING

The Company intends to retain the rights to many of the songs and music developed as part of its media production activities. The re-playing of these songs and music in the TV, radio and other distribution media will result in royalty payments to the Company. The Company has established a Music Publishing group to manage these assets and to acquire, as appropriate, additional music
rights for publication.   The ownership of music publishing rights for MSHE will
generate income well into the future. MSHE also contemplates forming its own record label, MSH Records.

The music industry rivals the film and television industry around the world for size, importance and profitability. In 1994, the music industry reported, on a worldwide basis, Forty Billion Dollars in sales. Since 1994, the independents as a group have begun to outdistance some of the "majors" including MCA, Capitol-EMI and PolyGram. Today, the independents as a group, of which MSH Music will be a member, are finishing second in revenues, right behind Warner/Elektra/Atlanta (WEA). By 1997 the independents are expected to surpass the majors.

MSH Music is concentrating on publishing. Publishing is the anchor, the cornerstone, of a successful music operation. Music publishing generates income from five different categories of usage of the music. The five categories include: Mechanical License Fee; Public (TV plays) Performance; Print Rights; Synchronization Rights; and Miscellaneous Rights. Other potential revenues are derived from soundtrack albums of its programs.

INFLATION AND SEASONALITY

Although the Company cannot accurately determine the precise effects of inflation, it does not believe inflation has a material effect on sales or results of operations. The Company considers its business to be somewhat seasonal and expects net revenues to be generally higher during the second and fourth quarters of each fiscal year as a result of the general industry practice of paying royalties semi-annually.

AGE AGREEMENT

The Company has entered into a strategic product development agreement with Abrams/Gentile Entertainment Inc. Under terms of the agreement AGE acquired warrants to acquire up to 1,000,000 shares of Common Stock of the Company and the Company acquired the rights to produce a new children's TV series entitled "Vanpires" developed by AGE and scheduled to commerce network broadcast during fall 1997. The Company also acquired an interest in the potential revenue from toys and merchandising related to the new series.

As a strategic partner the experience and accomplishments of AGE presents a major benefit to the Company. In the North American toy market, AGE's toy "Skydancer" has become a favorite toy among young girls. The toy is being marketed worldwide by Galoob, which also markets AGE's other toy line, "Happy Ness." Happy Ness is based upon the successful children's animated television series "Happy Ness, Secret of The Loch," which has recently awarded The Family Channel Seal of Quality. Additional AGE toy products include: Power Glove, Teen Talk Barbie, and Popcorn Pretties for Mattel Toys; Nitro-Bat for Whammo Toys; Baby Sweet Surprise, Bucky O'Hare, Fazz and Visionaries for Hasbro/Kenner Toys; Creepy Crawlers, Incredible Edibles, Everglo and Photo Doh for Toymax; Rambo for Coleco Toys; Drastic Elastic, Comic Campus, Spiral Shop and Boomer Tube for Just Toys; the personality dolls Marilyn Monroe, James Dean, Cher and Farrah Fawcett; and licensed properties including Star Trek, Planet Of The Apes, Baywatch and Marvel Super Heroes.

For television, AGE has created and produced over fifty hours of Saturday morning animation. Two of AGE's television shows, "Visionaries" and "Bucky O'Hare" were rated Number 1 in their respective time slots during their initial runs. During 1996 AGE had "Happy Ness - The Secret Of The Lock" and "Jelly Bean Jungle" and "Skydancer" and "Dragon Flyz" airing on television. In the theme park arena, AGE is a creative and technical consultant to the proposed SCI-COM-CITY theme park in Osaka, Japan.

During the previous seven years AGE has continued research and exploitation of the new virtual reality (VR) technology. Their "Power Glove" was a revolutionary video game licensed to Mattel Toys who marketed it for use with the Nintendo Entertainment System in 1989. Power Glove was one of the First VR products to be produced for the consumer market. Worldwide gross sales were reported to exceed $80 million. The success of Power Glove elevated it to the status of pop video culture and it has been showcased in such major motion pictures as "The Wizard," "Freddy's Dead," and "Nightmare On Elm Street, VT."

INTEL AGREEMENT

The Company has entered into a strategic marketing and product development agreement with Intel Corporation. Under terms of the agreement Intel acquired warrants to acquire 1,000,000 shares of Common Stock of the Company and the company acquired the rights from Intel to develop joint marketing and awareness programs and a marketing and promotion plan for the company's products.

The Intel agreement supports the Company's development of a software program which enables an animation production company to monitor all resources, compare individual animators' daily delivery against projected delivery quotas and red flag the art director when additional resources are needed to bring the ongoing work flow back on schedule. The software program is an episodic television and movie management system for high quality animation projects using the Intel MP platform.

In addition to utilization of the software program by the Company, the Company is evaluating potential markets for the program and presently plans to commence the licensed distribution of the program during late 1997. As the distribution and marketing plans for the software program are currently under development, the Company is unable to define whether the software product will be sold and licensed, the potential economic benefit from such sales and licensing, if any, nor the release schedule, if any.

HZE AGREEMENT

The Company has entered into a strategic product development agreement with Happy Zone Entertainment Inc. Under terms of the agreement HZE agrees to engage the Company from time to time to develop, create, test, and deliver certain programming materials and to provide various facilities and services to HZE. The Company will receive compensation for such services. In exchange for these access rights and the first right of refusal for all children's projects presented to the Company or HZE, and extending credit to HZE under a credit agreement, the Company received a sixty percent equity ownership interest in
HZE.   Under the terms of the agreement, the Company retains the rights to all non-children's productions offered to the Company or to HZE, and the right to produce all children's productions which are not selected for production by HZE.

DEVELOPMENT OF STRATEGIC PARTNERSHIPS

The Company intends to actively seek strategic partners who offer rights, development capabilities and projects which can be packaged, distributed and licensed. By joining with domestic and international strategic alliance partners the Company gains the capability to allocate a portion of a projects development costs among the partners and the opportunity to derive revenues from: the sale of the product; a distribution fee; and equity participation in the revenues.

COMPETITION

Motion picture and television programming production and distribution is a highly competitive business. The Company faces competition from large integrated motion picture and television production and distribution companies as well as with numerous other motion picture and television production companies, networks and pay cable systems. The Company's distribution operations compete with many of such firms for distribution rights, placement of films with exhibitors and the purchase of advertising in various media. Most of these companies have substantially greater marketing, distribution, technical and financial resources than the Company, with proven operating histories and long-standing relationships in the motion picture and television industry.

Competition for the acquisition of television programming is based primarily on the amount of the advance which the distributor is willing to pay to the producer, as well as the distributor's marketing capabilities, its commitment to market television programming in a certain minimum number of markets, and its reputation in accounting to and consulting with producers. The Company through acquisitions and strategic relationships has recently attempted to offset the greater purchasing power of these competitors.

The Company believes that several competitive factors work to the Company's advantage including its relationships with Intel and AGE. The Company also offers producers the capacity to distribute a film or television programming, which the Company believes is often a primary objective of a producer who is marketing a film or TV series. With the additional capital resources provided by this offering, and the higher profile provided by being a public company, the Company expects to be able to compete more effectively in the marketplace than it has in the past.

Several companies have announced they are developing other technologies, including videoserver and compression technologies, which will provide movies "on demand" and directly to consumer homes over cable lines. As these and other new technologies are introduced on a wide scale basis, the Company's home video revenues and overall business could be significantly impacted; and the Company might be required to develop and implement new operating strategies and distribution capabilities in order for its business to remain viable.

The software development, sales and licensing business is competitive and characterized by rapid technology changes and entry into the field of large recognized and well-capitalized companies as well as smaller competitors. Although the Company is unaware of any software product which currently is directly competitive with the Company's episodic television and movie management system, should the Company decide to sell and license its software program, it may face competition from such established software development and marketing companies as Microsoft, Corel, Adobe, Sunsoft, Silicon Graphics and others.

REGULATION

Distribution rights to TV series, special events, mini-series, pay-per-view, satellite, infomercials MOW, MFT videos and other media are granted legal protection under the copyright laws of the United States and most foreign countries, which provide substantial civil and criminal sanctions for unauthorized duplication and exhibition of programs. The Company plans to take all appropriate and reasonable measures itself or through licensees to secure and maintain copyright protection for all media under the laws of all applicable jurisdictions.

The Code and Ratings Administration of the Motion Picture Association of America, an industry trade association, assigns ratings for age-group suitability for viewing of motion pictures. As part of its total business activities, the Company's intends to produce and distribute "PG" rated motion pictures. The US television industry instituted a rating system for television viewing. The Company's products comply with these new ratings. Many of the major participants who provided data and programming to the Internet and World Wide Web are exploring methods to implement a content rating system.

In addition to movie and video rating, the United States television stations, networks and cable and satellite services are preparing a rating system for delivery of television programs. Some foreign governments impose additional restrictions on the content of motion pictures, videos and entertainment media which is distributed to their audiences and may restrict, in whole or in part, delivery of the Company's product to the market in a particular territory.
There can be no assurance that current or future restrictions on the content of Company films, videos and media may not limit or affect the Company's ability to distribute certain of its products in such media or markets.

TRADEMARK AND COPYRIGHT PROTECTION

Rights to scripts, television and movie productions, musical works, sound recordings, art work, photography, animation characters, computer programs and other intellectual properties are granted legal protection under the trademark and copyright laws of the United States and other foreign countries. These laws provide civil and criminal sanctions for unauthorized duplication, exhibition or commercial exploitation of the property.

The Company plans as appropriate to secure and maintain protection of the rights to all of its properties under the laws of applicable jurisdictions including the United States Copyright Act of 1976. The Company's film scripts have been registered with the Copyright Division of the Library of Congress, and its television properties will also be registered here as well as the equally strong Writers Guild of America ("WGA"). By effecting these registrations, the Company has utilized the traditional safeguards employed in the entertainment industry to protect the concepts and titles to properties.

No assurance can be given, however, that others will not infringe upon the Company's property rights, in which event, the Company may not have sufficient resources to enforce or defend its rights. Illegal copying and other forms of exploitation are rampant, in some foreign countries and especially in the video industry. The continued failure of governments and regulator agencies to enforce trademark and copyright laws could have an adverse impact on the Company.

FACILITIES

The Company's headquarters are located at 3330 Ocean Park Boulevard, Santa Monica, CA 90405. The Company has production studios, an animation and software development center, and support facilities in San Francisco, California. The Company also maintains an office in Houston, Texas. As required to support a specific Company project, the Company intends to rent additional production, filming, sound, recording and other facilities. The Company believes its headquarters, production studios, animation facilities and other facilities will provide adequate space for office, product, and the distribution through this calendar year and that suitable additional space is available to accommodate planned expansion.

EMPLOYEES

The Company has been successful in its efforts to recruit qualified employees and consultants and anticipates sufficient qualified employees and consultants will be available to fulfill the future staffing needs of the Company. On December 31, 1996 the Company had a total of 10 full-time employees, and 16 consultants. The Company's present employees are not subject to collective bargaining agreements. The Company believes that relations with its employees are excellent. The Company intends to utilize, as appropriate, consultants, under work-for-hire agreements, to support development and production of various programs and products.

LEGAL PROCEEDINGS

The Company is not a party to any material legal proceedings.



                                  MANAGEMENT

The Executive Officers, Directors, Key Employees of the Company include:

         Name              Age   Position
         ----              ---   --------
Robert P. Maerz, J.D.       46   Chairman and Chief Executive Officer
Jonathan G. Stathakis       50   Director and President, COO
Al Morgan                   72   Director
Christopher R. Haigh        46   Director, Executive Vice President
Samuel Cable                53   Director, Vice President
Chuck Walker                40   Director, Vice President
Dennis Olle                 45   Director
Andrew Steiner              33   Senior Vice President
Fred E. Aurelio             72   Chief Financial Officer
Richard Schulenberg         56   Executive Vice President, MSH Music

ROBERT P. MAERZ is Chairman of the Board and Chief Executive Officer of the Company. Mr. Maerz has been the Chairman of the Board and the CEO of Company since August 1994 and MSH Productions Inc., a wholly owned subsidiary, since its inception in January 1993. Since 1990, Mr. Maerz has been involved with film and television industry. Mr. Maerz has arranged the financing and assisted in the production of six feature length films for the Company. He established an investment company in 1988 which has been instrumental in organizing and seeking financing for small companies and entertainment properties.

From 1985 to 1988, Mr. Maerz was employed by the following New York Stock Exchange member firms: Harris Financial Company; and Legg, Mason, Wood, Walker, Inc. From 1980 to 1984, Mr. Maerz was a principal in Talent Management, Inc., a corporation that represented musicians and athletes in contract negotiations with sports franchises and record companies. From 1981 to 1984, he helped organize and produce video production for various entertainment groups. He is a graduate of the University of North Florida and has a law degree from Woodrow Wilson College of Law, Atlanta, Georgia.

JONATHAN G. STATHAKIS is a Director and President of the Company. With over 18 years in the entertainment industry, Mr. Stathakis began his career in the television and film industries by writing episodes, story treatments and scripts for numerous television specials, series and low budget feature films. He was then chosen to produce "Dreamland," a made-for-television movie and, subsequently, he produced scores of television movies, specials and series. In Boston, Mr. Stathakis was nominated for an EMMY Award for his work as the producer and co-writer of the WCVB-TV (ABC affiliate) series "Park Street Under" which served as the basis for the highly successful NBC series "Cheers." He was also selected by the United Nations to write and direct the first television program specifically produced for mainland China. He went on to create, produce and write a number of TV series, specials and films, receiving 5 ACE Award nominations, winning 2 ACE Awards, plus winning a VIRA Award for Best Children's Home Video of the Year, and received 2 Honorable Mentions at the Chicago Children's Film Festival.

On the corporate level, Mr. Stathakis was Vice-President of Acquisitions and Sales for InterAmerican Productions, Inc.; Executive Vice-President In-Charge-Of-Production for InterCommunications, LTD; Executive Vice-President In-Charge-Of-Operations and Production for Television Theater Company (TTC); Director of Movie Development for the CBN Producers Group; Director of West Coast Operations for NorthStar Entertainment Group, the in-house production arm and wholly owned subsidiary of The Family Channel; President of Greenwich Films, Inc.; and Head of Acquisitions and Creative Director of Featureline Films, Vancouver, Canada. Mr. Stathakis was also a professional photographer, shooting high profile concerts like Woodstock and MTV events. He also worked for renowned performers including Jimi Hendrix and The Grateful Dead.

Mr. Stathakis' credits as a producer are numerous and include 5 made-for-pay-cable children's television movies for MCA/Universal; 13 MTV concert specials; and, most recently, "Exit," a feature film for IRS Media and Republic Pictures; "Yahoo BugaBoos," a pilot for a children's series which has been selected for distribution by SONY's Columbia-TriStar Television. He recently produced a children's series, "Jelly Bean Jungle," airing every Saturday morning on ABC and Fox Television Network stations. Mr. Stathakis is a member of the National Academy of Television Arts & Sciences; the Association of Independent Video & Filmmakers; the National Academy of Cable Programmers; the Independent Feature Projects/West (IFP/West); the National Academy of Program Television Executives; and the Producers Guild of America.

AL MORGAN is a Director of the Company. Mr. Morgan, who is fluent in Japanese, German and French, is a Professor of Finance at South Connecticut State University. Mr. Morgan is a graduate of Harvard University. He was a consultant and a teacher at Hofstra University School of Business before becoming President of Peachtree Ventures, Inc. Other positions Mr. Morgan has held throughout his career include: Corporate and Securities Analyst/Portfolio Manager for Lehman Brothers and Lehman Corporation; Director of Development for Fairbanks, Whitney Corp., now known as Colt Industries; Manager of Research and New Business for Hill, Darling, Grimm (NYSE); and a Partner and Manager of Research for Federman, Stonehill (NYSE).

Mr. Morgan also has extensive experience with investment firms and mergers/acquisitions; financing of established companies including private placements and public underwriting (e.g., Capital Airlines/United Airlines merger, Suburu of America); revival of bankrupt companies (e.g., Transmedia Network, Inc. and Resources Exploration Oil, Inc.). Mr. Morgan was a director of the following publicly traded companies: In-Flight Movies, Inc., Magic Marker Pens, Inc., Resource America Oil and a former director and principal shareholder of Transmedia Network, Inc.

Mr. Morgan's publications include the Wharton School Journal of Business Venturing, "The Public Shell for Venture Financing," 1987; Bankers Magazine, "Who Moves the Prime and Why?" August, 1987; United States Investor, "Stock for the Conservative Investor," October, 1995; and Hofstra University with Long
Island Cablevision, tape on "Understanding Stock Investing."   Mr. Morgan is a
member of the New York Securities Analysts Society and a member of the United States Commerce Department, District Export Count.

CHRISTOPHER R. HAIGH is a Director and Executive Vice President of Creative Development. Over 17 years ago, Mr. Haigh founded East End Communications, whose assets were acquired by the Company in July 1996. His company was involved in film, video, slides, interactive multimedia, computer animation, live theater, to television broadcast entertainment. More recently, Mr. Haigh's focus has been to develop quality entertainment for commercial television, cable and feature film.

Mr. Haigh has been on assignment in many parts of the world directing and producing documentaries and commercials for many of the biggest Fortune 500 companies and television networks. His career also includes being an actor and Stage Manager for the world renowned and prestigious Royal Shakespeare Company. Also for several years he was a producer and a director of over a dozen television programs for the BBC.

SAMUEL CABLE is a Director and Vice President of the Company.   Mr. Cable served
as the executive producer for each of the Company's low budget feature film projects, "Portrait of a Nightmare," "Louisiana Conspiracy," "Rings, An Olympic Story," and, most recently, "God of Rockabilly." He also has experience in motion picture production and distribution. Prior to entering the film industry, in 1987, he produced live professional boxing events in the Houston area. Mr. Cable also produced the "Textel Championship Boxing" broadcast on the Houston NBC affiliate.

CHUCK WALKER is a Director and Vice President of the Company. Mr. Walker was a creative director of the Company's four low budget feature films, having directed "Portrait of a Nightmare" and "Rings, An Olympic Story." He also wrote the screenplays and acted in "Rings" and in "God of Rockabilly." Mr. Walker created the basic concept for "Boy From The Bayou."

Throughout his career, Mr. Walker has also been involved in various stage plays including "Eight To Zero," for which he wrote the script, and he has done many mystery scenarios for the Houston based "Murder, Inc." During the early days of his career, he operated the Chuck Walker Theatrical Dance Center in Phoenix, Arizona and also ran his own professional dance company which performed throughout the Southwest. As a dancer he has performed solo on numerous occasions on The Ted Mack Show and Merv Griffin's Dance Fever, produced by T.A.V. studios in Hollywood. He has also choreographed stage productions and numerous national dance programs on local cable and syndicated television.

Mr. Walker co-produced and served as the commentator and writer for "Textel Championship Boxing" broadcast on the NBC affiliate in Houston. Mr. Walker also served as a location scout and production coordinator for production shooting in the Montgomery County (Texas) area, and starred in a motion picture filmed there in 1990 entitled "Open Season." Mr. Walker also participated in "You Wouldn't Understand" and "YZ," a film trailer. He appeared in "Used Cars," with Kurt Russell, "The Last Chance," with Lee Majors, "Assault on Paradise," with Oliver Reed, and a starring role in the documentary, "Arid Motion Picture Production," from Apacheland Movie Studios in Arizona. Mr. Walker has written a total of fourteen scripts now under assignment to Company. In addition to his entertainment career, Mr. Walker was a member of 1976 Olympic Boxing Team.

DENNIS OLLE is a Director of the Company. Mr. Olle has practiced law for twenty years in Miami, Florida. He has been the President and a principal shareholder of Olle, Macaulay & Zorrilla, P.A. (Miami, Florida), since April 1989. He is a graduate of Rice University (B.A.) and Columbia University School of Law (J.D.), where he was a Harlan Fiske Stone Scholar and a participant in the Accelerated Interdisciplinary Legal Education Program between Rice and Columbia. He specializes in general corporate, securities, and commercial transaction law.

ANDREW STEINER is a Senior Vice President of the Company. Mr. Steiner was formally Vice President in charge of the Entertainment Division of General Media International. His responsibilities included management of all distribution and marketing for feature films, television programming, sell-through home video and interactive gaming. Mr. Steiner was responsible for opening distribution of General Media products into twenty-one foreign territories in all media including video, satellite, terrestrial television, pay-per-view television and theatrical. He also managed domestic distribution including distributions through such companies as Warner Vision, a subsidiary of Time-Warner., New Line Cinema and others.

Prior to joining General Media, Mr. Steiner served as the Vice President of International Sales and Marketing at Intercontinental Releasing Corporation where he was responsible for all theatrical, video and television sales. Mr. Steiner also worked for Communications and Entertainment Corp. where he secured more than $10 million in sales and directed marketing and promotional campaigns designed for each picture. He was also in charge of operations, distribution, marketing and contract administration.

Prior to his involvement in the entertainment industry, Mr. Steiner worked for Avis and was responsible for corporate business development, marketing and licensing of franchises for Avis Service, Inc. He established the west coast sales office and sold over seventy franchises which gross over $75 million. Mr.

Steiner is a graduate of the State University of New York at Oswego, with a B.A. in Communications; Broadcast, Marketing.

FRED E. AURELIO is Chief Financial Officer of the Company.   He is also the
founding partner of Sierra Resource Group, a media consulting firm. Mr. Aurelio was Vice President of Corporate Development for Pan American World Airways; President of Simi Winery in Sonoma County, California; and Senior Vice-President and Chief Financial Officer of Sky Chefs, Inc., a subsidiary of American Airlines, Inc. As a corporate officer and a consultant, Mr. Aurelio has media business experience which includes assignments throughout North and South America, Europe and West Africa. Mr. Aurelio attended Villanova University and is a graduate of Ohio State University with a degree in Accounting.

RICHARD SCHULENBERG is Executive Vice President of the Company's MSH Music
Group.   Mr. Schulenberg has been a music entertainment attorney for over 30 years, involved daily with negotiations, drafting, and dealing with entertainment contracts and various aspects of the entertainment business. His music law experience is both from the record company's standpoint and as a private practitioner representing artists, producers, record companies, managers, agencies, songwriters, and publishers.

Mr. Schulenberg began his music career as an attorney in the legal department of Capitol Records in 1965. He left there in 1969 to become Director of Business Affairs for CBS Records, a position he held until 1972 when he was hired by Paramount Pictures Corporation as General Counsel of its Music Division to establish a legal department for them. Prior to Mr. Schulenberg joining Paramount, all legal work for the music division was done by outside counsel. His main area of focus was managing and overseeing the operation of the legal and business of the record, publishing and soundtrack divisions of Paramount Pictures. Mr. Schulenberg entered private practice in 1980 with the firm of Schulenberg & Warren.

Mr. Schulenberg is a Senior Instructor for UCLA Extension, teaching classes entitled, "Legal and Practical Aspects of the Recording and Publishing Industries" and "Film Music - Found Money." He is also a Lecturer for the USC Graduate School of Business and guest lecturer of Loyola University School of Law. He was named "Outstanding Teacher of Music" at UCLA Extension.

Mr. Schulenberg has been a contributor to national magazines in excess of fifteen articles on copyrights and legal aspects of the entertainment industry and music. He is author of a book on the practical and legal aspects of the entertainment industry entitled "Living in the Material World." He is also co-author of the book "Film Music/Found Money." Mr. Schulenberg has served as the Chairman of the Curriculum Committees for the Conference of Personal Managers and the UCLA Department of the Arts, Recording Arts Program. He also served as Co-chairman of the Dutch-American Film Conference and on the Board of Advisors of the Soviet-American Film Institute.

Representative music clients include Kenny Loggins, Marty Balin, Gary Busey, two time Academy Award winning screen composers Leonard Rosenman and Al Kasha, and numerous other musicians, composers and record companies. His film and television clients have included Sid Caesar, Republic Pictures International, director Jeannot Szwarc ("Jaws 2," "Supergirl," "Somewhere In Time"), producer-director Paul Bartel ("Eating Raoul," "Death Race 2000," etc.), Daniel Mann (director of "Butterfield 8," "The Rose Tattoo," "Come Back Little Sheba," "Teahouse of the August Moon," etc.), John DeLorean, Kaye Ballard, His Holiness, the Dali Lama of Tibet, and Mother Teresa (her television documentary), and Ben Cross ("Chariots of Fire").

Presently Mr. Schulenberg is the head of Veridian Productions, a music company active in the creation of motion picture and television soundtracks: the head of International Royalty Management which acts as a worldwide administrator of music copyrights for both publishers and writers as well as entertainment companies, producers, Syndicators and distributors; serves on the Board of Directors of the Shakespeare Globe Center; is the music consultant to the Family Channel; and is founder of the Drones Club of Beverly Hills, California. Mr. Schulenberg received his Bachelor of Arts degree from the University of California, Los Angeles, and his law degree (J.D.) from the University of California School of Law, Los Angeles.

RECRUITMENT

The Company has been successful in its efforts to recruit qualified employees and consultants. None of the Company's present employees are subject to collective bargaining agreements. The Company believes that relations with its employees and consultants are excellent. The Company maintains a key man insurance policy in the amount of $500,000 on Mr. Christopher Haigh.

MANAGEMENT COMPENSATION

The following table sets forth certain information with respect to the annual and long-term compensation earned for the fiscal year ended December 31, 1996, 1995 and 1994 for the Company's Chief Executive Officer and the two most highly compensated executive officers other than the Chief Executive Officer, the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                     ------------
                                  ANNUAL COMPENSATION
                                  -------------------
                                                                                     RESTRICTED   SECURITIES
NAME AND                                                                                STOCK     UNDERLYING
POSITION                              YEAR       SALARY ($)  BONUS ($)   OTHER (4)   AWARDS (#)   OPTIONS (#)
-------------------------------   ------------   ----------  ---------   ---------   ----------   -----------
Robert P. Maerz                       1996          72,000     18,000     15,000      100,000       250,000
Chief Executive Officer (1)           1995          25,000                                          378,500
                                      1994             --                                           371,500

Jonathan G. Stathakis                 1996          60,000                            100,000       350,000
President (2)                         1995             --                              50,000
                                      1994             --

Christopher R. Haigh                  1996          75,000                 9,000      400,000
Executive Vice President (3)          1995             --
                                      1994             --

(1) The Company entered into an Employment Agreement with Robert P. Maerz on July 1, 1996. The term of this agreement is three and one half years with an option for extension. The annual compensation is $72,000 during 1996 with bonus performance incentives. See "Management Compensation" for additional details. Mr. Maerz has deferred receipt of some compensation. As of September 30, 1996, the total amount of such deferred compensation and loans to the Company were
$62,451.   The 250,000 in stock options are earned upon the performance of certain events which as of the date of this offering have not been completed.

(2) During 1995 and 1996 Jonathan G. Stathakis provided services to the Company under a consulting contract. The Company entered into an Employment Agreement with Jonathan G. Stathakis on January 1, 1997. The term of this agreement is three years. See "Management Compensation" for additional details. Mr. Stathakis has deferred receipt of some compensation. As of September 30, 1996, the total amount of such deferred compensation was $13,000. Of the 350,000 in stock options, 250,000 are earned upon the performance of certain events which as of the date of this offering have not been completed.

(3) The Company entered into an Employment Agreement with Christopher R. Haigh on June 7, 1996. The term of this agreement is three years. Mr. Haigh's annual base salary is $150,000 and he retains rights to royalties for certain software which the Company is currently developing. As of the date of the offering no royalties have been earned and the Company is at this time unable to determine the amount of any future royalties, if any. See "Management Compensation" for
additional details.   Mr. Haigh has deferred receipt of some compensation.  As
of  September 30, 1996, the total amount of such deferred compensation was
$46,875.   During 1994, 1995 and through June 7, 1996 Mr. Haigh was the Chief
Executive Officer of East End and was not an employee of the Company.

(4) The amounts listed under "Other" consist of an automobile allowance, housing
allowance and other related allowances.   In additions to the referenced
compensation some of the officers may act as Executive Producer, Project Director, or Producer of one or more of the Company's projects. In such cases, the party will receive a fee for such services over and above their salaries. Management of the Company intends that such fees will be no greater than those the Company would be required to pay unaffiliated third parties in the industry for such services. As of the date of the offering no officer has received or earned such compensation and the Company is at this time unable to determine the amount of any future compensation which may be earned under this compensation plan, if any.

The following table contains information concerning the grant of stock options made during 1996 to each of the Named Executives Officers.


                       OPTION GRANTS IN LAST FISCAL YEAR

                           INDIVIDUAL GRANTS
                           -----------------

                       NUMBER OF      % OF TOTAL
                       SECURITIES     OPTIONS
                       UNDERLYING     GRANTED TO   EXERCISE
                       OPTIONS        EMPLOYEES    PRICE      EXPIRATION      GRANT DATE
                       GRANTED (1)    IN YEAR      ($/SH)     DATE            PRESENT VALUE ($) (1)
                       ----------     ----------   --------   -------------   ---------------------
Robert P. Maerz          250,000         29.4        0.10        6/2001             400,000
Jonathan G. Stathakis    250,000         29.4        0.10        6/2001             400,000
Christopher R. Haigh     none

(1) The grant date present values are based upon a sales price of $1.60 per share.

The following table sets forth certain information with respect to the value of options held at December 31, 1996 by the Named Executive Officers who held options during 1996. The Named Executive Officers did not exercise any options to purchase Common Stock during 1996.

                             YEAR-END OPTION VALUES

                               NUMBER OF
                          SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                           UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                             AT YEAR END(#)           AT YEAR END($)(1)
                       --------------------------  --------------------------
                       EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                       -----------  -------------  -----------  -------------
Robert P. Maerz                        250,000                     375,000
Jonathan G. Stathakis    100,000       250,000       150,000       375,000
Christopher R. Haigh       none

(1) Prior to this offering, the Common Stock has had a limited public market and is quoted on the OTC Bulletin Board under the symbol MSHE. Given the limited market, the Board of Directors, in connection with grants of stock options from time to time, determines the fair market value of the Restricted Common Stock as of the grant date. For the purpose of calculating the value recognized at the year end, of the restricted shares, the Board of Directors has used $0.10 per share. In the money values are based upon a sales price of $1.60 per share.

The Company on July 1, 1996 entered into an employment with Robert Maerz that provides for employment of Mr. Maerz as Chief Executive Officer and Chairman of the Board of Directors of the Company for three and one half years. The agreement provides for an annual salary of $ 72,000 during 1996; $59,000 during 1997; and $84,000 in years 1998 and 1999. In addition, Mr. Maerz is entitled to receive an annual incentive compensation equal to twenty-five percent of the annual salary and a automobile allowance of $500 per month and a living allowance of $2,500 per month and a signing bonus of $25,000.

The Company on January 1, 1997 entered into an employment with Jonathan Stathakis that provides for employment of Mr. Stathakis as Chief Operating Officer and President of the Company for three years. The agreement provides for an annual salary of $59,000 during 1997; and $84,000 in years 1998 and 1999. In addition, Mr. Stathakis is entitled to receive an annul incentive compensation equal to twenty-five percent of the annual salary and a automobile allowance of $500 per month, a living allowance of $2,500 per month and a signing bonus of $25,000.

The Company on June 7, 1996 entered into an employment with Christopher R. Haigh that provides for employment of Mr. Haigh as an executive of the Company for three years. The agreement provides for an annual salary of $150,000 and he retains rights to royalties for certain software which the Company is currently developing. As of the date of the offering no royalties have been earned and the Company is at this time unable to determine the amount of any future royalties, if any.

As part of the compensation agreements with both employees and consultants the Company is implementing those policies and procedures which, in its sole discretion, are deemed prudent to protect the property rights and other assets of the Company. These may include covenants not to compete, trade secret covenants, work-for-hire agreements, and other covenants which are designed to benefit the Company.

CONFLICTS OF INTEREST

The Company's Officers are actively participating in other projects and activities. These actual and potential transactions raise two issues which potential investors must consider before investing: (a) possible conflict of interest, and (b) non-arm's length transactions. The Company's Officers and Directors have agreed, where a potential conflict exist, to disclose such potential conflict to the Board and to abstain from voting on the proposition to which the potential conflict relates, and in situations where a non arm's length transaction occurs, to accept terms and conditions which are no more advantageous than those which would be imposed on the Company by unaffiliated third parties. Given the implementation of these policies there can be no assurance that management will resolve conflict of interest issue or non-arm's length transactions to the benefit of the Company.

                              CERTAIN TRANSACTIONS

LOANS

As of June 21, 1996, as part of the acquisition of the assets of East End the Company incurred an indebtedness to Christopher Haigh of $865,000 due December 1, 1996 with the right to extend to December 1, 1997. In addition to the referenced loan, as of September 30, 1996 the officers and directors of the Company had outstanding loans to the Company in the amount of $145,764.

AFFILIATED TRANSACTIONS

The Company follows a policy under which all material affiliated transactions and loans will be made or entered into on terms no less favorable to the Company than those that can be obtained from unaffiliated third parties. As part of this policy all material affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of the members of the Company's Board of Directors who do not have an interest in the transaction.

                PRINCIPAL SHAREHOLDERS AND SELLING SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of September 30, 1996, and as adjusted to reflect the sale of the shares offered hereby (i) by each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) by each of the Company's directors, (iii) by each of the Company's named executive officers and (iv) by all identified directors and executive officers of the Company as a group. Assuming the sale of the maximum of this offering, the total issued and outstanding shares will be 12,391,646.

                                           BEFORE OFFERING         AFTER OFFERING (2)
                                           ---------------         ------------------
                                        NUMBER OF    PERCENT     NUMBER OF    PERCENT
NAME OF OWNER(1)                        SHARES (#)   OWNED(%)    SHARES(#)    OWNED(%)
-----------------                       ----------   ---------   ----------   ---------
Robert P. Maerz                         1,127,751       12.0     1,127,751        9.1
Jonathan G. Stathakis                     650,000        6.9       650,000        5.2
Sam Cable                               1,062,500       11.3     1,062,000        8.5
Chuck Walker                            1,062,500       11.3     1,062,000        8.5
Christopher R. Haigh                      400,000        4.3       400,000        3.2
Fred E. Aurelio                            50,000         --        50,000         --
Andrew Steiner                            300,000        3.2       300,000        2.4
Al Morgan                                 100,000        1.1       100,000        0.8
Richard Schulenberg                        25,000         --        25,000         --
All directors and executive
  officers as a group (9 persons)       4,777,751       50.8     4,777,751       38.6

(1) Unless otherwise indicated, the stockholder's address is at the Company's principal executive offices.

(2) Based on sale of the maximum offering. As of September 30, 1996, assuming no conversion of the authorized stock options, and no exercising of the authorized warrants, there were 9,391,647 shares of common stock outstanding.

The selling shareholder is Robert Posner. Mr. Posner, who is receiving registration rights under a credit agreement with the Company, is not an officer or director of the Company. (See "Plan of Distribution").

                          DESCRIPTION OF CAPITAL STOCK

The Company's authorized stock consists of 50,000,000 shares of common stock, with a $0.001 par value. The shares of common stock are equal in all respects. Each issued and outstanding share is entitled to one vote for the election of Directors and upon each matter submitted to the vote of the stockholders. The Company has 25,000,000 shares of preferred stock authorized, none of which are issued or outstanding.

Cumulative voting in the election of directors is not authorized, which means that holders of a majority of the outstanding shares of Common Stock voting for the election of Directors will be able to elect all members of the Board of Directors. A majority vote will also be sufficient for other actions that require the vote or concurrence of shareholders. The common stock contains no pre-emptive, subscription, or conversion rights, redemption privileges or sinking fund provisions. The shares have equal rights on liquidation.
Dividends may be paid as and when declared by the directors out of funds legally available, although dividends have not been declared or paid by the Company since inception. All of the outstanding shares are, and the shares offered hereby will be upon issuance, fully paid and non-assessable. Upon completion of the offering, with all options, all warrants and all credit agreement conversions, at the estimated conversion rate, executed, as of December 31, 1996, there will be 15,551,646 shares issued and outstanding, assuming all shares are sold.

With respect to the result of the disallowance of cumulative voting by shareholders in the election of directors, the following should be noted. The current shareholders of the Company have acquired a majority interest in the outstanding shares. Accordingly, even if all of the 1,000,000 shares offered hereby are sold, the Company's major shareholders will own or control the majority voting of the Company's then to be outstanding stock and will be in a position to control the election of the Board of Directors of the Company, which, in turn, appoints all of the Company's officers.

The Board of Directors has the authority to issue preferred stock and to determine the rights, preferences, privileges and restrictions, including the dividend rights, voting rights, terms of redemption (including sinking fund provisions), liquidation preferences and the number of shares constituting any series and the designation thereof, without any further vote or action by the shareholders. The transfer agent and registrar for the shares of common stock is Pacific Stock Transfer, Las Vegas, Nevada.

One of the effects of the existence of unissued and unreserved Common Stock and undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interest, such shares could be issued by the Board of Directors without shareholder approval in one or more private placements or other transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent shareholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. In this regard, except with respect to voting rights, the Company's Amended Articles of Incorporation grants the Board of Directors broad power to establish the rights and preferences of the authorized and unissued Preferred Stock, including the power to convert Preferred Stock into a large number of shares of Common Stock or other securities, to demand redemption at a specified price under prescribed circumstances related to a change of control, or to exercise other powers to impede a takeover. The issuance of shares of Preferred Stock pursuant to the Board of Directors authority described above may adversely affect the rights of the holders of the Common Stock.

On June 1, 1996, the Company adopted a stock option plan which authorizes the Company to grant options to purchase an aggregate of up to 3,000,000 shares of common stock from the Company's authorized and unissued shares. Under this plan the Company has issued options to purchase an aggregate of 850,000 shares of common stock in the Company. Of these 850,000 shares under option, 350,000 shares are under exercisable options and 500,000 are performance based options which are currently unexercisable. An additional 60,000 shares remain unexercised from a prior stock option plan. Therefore, the total shares available for acquisition under option as of December 31, 1996 was 910,000 shares.

During November 1996 the Company granted warrant rights to Intel and AGE. Each party received warrant rights to acquire 1,000,000 shares of common stock. As of December 31, 1996 the Company had warrant rights outstanding which provided for the acquisition of 2,000,000 shares of common stock.

Additionally, the Company has, under a convertible credit agreement, granted rights to purchase shares of the Company's Common Stock. The actual number of shares purchasable under this agreement is a function of a number of events. Currently the Company estimates the number of shares to be issued under this agreement will not exceed 250,000 shares.

The offering price of the shares being offered hereby has been determined arbitrarily by the Company. There currently is only a limited public market for the common stock of the Company, and there is no assurance an active public market will develop following the offering. In determining the prices and the number of shares to be offered, the Company considered such matters as the number of shares outstanding, the dilution to the new investors in this offering, the financial condition of the Company, the Company's management, and its perceived acceptance in the market. Accordingly, the offering price should not be considered an indication of the actual value of the Company or of its securities. All subscriptions accepted by the Company may be used immediately. To the extent that sales are made through broker-dealers, the net proceeds will be reduced by the amount of the commissions paid and be deducted first from the proceeds allocated to capital reserves.

In addition to this offering of securities the Company may raise additional capital through the sale of its common shares and possibly preferred shares of stock. There can be no assurance the Company will not make offers at a lower price per share or that the Company will not offer preferred shares which have priority rights over these offered shares.

                              PLAN OF DISTRIBUTION

The Company's Shares are being offered by the Company through its officers and directors, who will not receive any separate compensation therefor. The Company's shares will continue to be offered until the earlier of the sale of all of the Shares being offered or termination of the offering.

The price at which the shares are offered hereby has been arbitrarily set by the Company's management, and has no relationship to the book value per share, current earnings of the Company, or other generally accepted measurement of value.

The shares are offered subject to prior sale, and the Company reserves the right to reject any offer in whole or in part. The Company will send written confirmations by US mail to notify subscribers of the acceptance of their subscriptions within ten days of their acceptance. Common Stock certificates will be delivered to investors within two weeks after the minimum offering has been sold, and thereafter within thirty days of acceptance of the subscription by the Company.

An additional number of shares of Common Stock (the "Selling Stockholders Securities") have been registered pursuant to the Registration Statement under the Securities Act, of which this prospectus forms a part, for sale by the holders thereof (the "Selling Stockholders"). The Company will not receive proceeds from the sale of the Selling Stockholder Securities. All of the Selling Stockholder Securities have been registered, at the Company's expense, under the Securities Act and are expected to become tradable on or about the date of this Prospectus. Sales of Selling Stockholders Securities or even the potential of such sales could have an adverse effect on the market of the Common Stock and the Warrants. The Selling Shareholder acts as a market-maker of the Company's Stock. Other than this, there are no material relationships between any of the Selling Stockholders and the Company, nor have any such material relationships existed within the past three years.

The sale of the Securities by the Selling Stockholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Stockholders ) in the over-the-counter market or in negotiated transactions, a combination of such methods of sell or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

Selling Stockholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Stockholders or to broker-dealers how may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers for whom such broker-dealer may act as agents or to whom the may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

                                 LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Glenn L. Gearhart, Attorney at Law, Huntington Beach, California. Mr. Gearhart is the beneficial owner of 394,050 shares of Common Stock of the Company.

                                    EXPERTS

The Consolidated Pro Forma Financial Statements, and the East End Inc. Financial Statements included in this Prospectus and elsewhere in the Registration Statement have been audited by Fox & Fox, independent Certified Public Accountants, to the extent and for the period indicated in their report appearing elsewhere herein. The Pro Forma Consolidated Financial Statements of the Company and the East End Inc. Financial Statements included herein are included in reliance upon the report of Fox & Fox given upon the authority of said firm as experts in auditing and accounting.

The Financial Statements of MSH Entertainment Corporation, for the years 1994 and 1995, included in this Prospectus and elsewhere in the Registration Statement have been audited by Hacker, Johnson, Cohen & Grieb, independent Certified Public Accountants, to the extent and for the period indicated in their report appearing elsewhere included in reliance upon the report of Hacker, Johnson, Cohen & Grieb given upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

The Company has filed with the Securities and Exchange Commission, a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the Common Stock being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission.

Statements contained in this Prospectus concerning the provisions of documents filed with Registration Statement as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirely by reference to the copy of the applicable document filed as an exhibit the Registration Statement. In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Commission. Such reports and other information concerning the Company and the Registration Statement can be inspected without charge and copied upon payment of the prescribed fees at the office of he Securities and Exchange Commission, 450 Fifth Street, N. W., Washington, D. C. 20549.

For further information with respect to the Company and the Common Stock being offered hereby, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed therewith.

The Company intends to furnish to its stockholders annual reports containing audited financial statements and quarterly reports containing unaudited interim financial information for the first three fiscal quarters of each fiscal year of the company.

                         MSH ENTERTAINMENT CORPORATION

INDEX TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

Report of Independent Public Accountants .......
Pro Forma Consolidated Balance Sheet - unaudited as of December 31, 1995. Pro Forma Consolidated Statement of Income - unaudited as of December 31, 1995 and unaudited as of September 30,
     1996.......
Pro Forma Notes to Consolidated Financial Statements ...........

INDEX TO MSH ENTERTAINMENT CORPORATION FINANCIAL STATEMENTS


Balance Sheet - unaudited as of September 30, 1996.......
Statement of Income Deficit - unaudited as of September 30,
     1996...
Statement of Cash Flow - unaudited as of September 30, 1996.......
Statement of Shareholders' Equity - unaudited as of September 30, 1996.....
Report of Independent Public Accountants...........
Balance Sheet - audited as of December 31, 1994 and 1995 .......
Statement of Operations and Retained Deficit - audited as of December 31, 1994 and 1995 ...
Statement of Shareholders' Equity - audited as of December 31, 1994 and 1995
     ......
Statement of Cash Flow - audited as of December 31, 1994 and 1995 .......
Notes to Financial Statements ...........

INDEX TO EAST END FINANCIAL STATEMENTS

Report of Independent Public Accountants .........
Balance Sheet - audited as of September 30, 1994 and 1995 and June 30, 1996 ..
 ..
Combined Statement of Operations and Retained Deficit - audited as of
     September 30, 1994 and 1995 and June 30, 1996 .. ..
Combined Statement of Shareholders' Equity - audited as of
     September 30, 1994 and 1995 and June 30, 1996 .. ..
Combined Statement of Cash Flow - audited as of
     September 30, 1994 and 1995 and June 30, 1996 .. ..
Notes to Combined Financial Statements .......

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On June 21, 1996, the Company acquired the assets of East End Communications, East End Productions, and J.B. Dubbs, Inc. ("East End") for cash and a promissory note, in a business combination accounted for as a purchase. East End are producers of communications and promotional media. The purchase price of $ 1,065,000 exceeded the fair market value of the net assets of East End by $815,837, which will be amortized on the straight line method over 14 years.

The accompanying condensed consolidated financial statements illustrate the effect of the acquisition ("Pro Forma") on the Company's financial position and results of operations. The condensed consolidated balance sheet as of December 31, 1995 is based on the historical balance sheet of the Company as of that date and East End at September 30, 1995 (Its fiscal year end) and assumes the acquisition took place on that date. The condensed consolidated statements of income for the year ended December 31, 1995 and the nine months ended September 30, 1996 are based on historical statements of the Company for those periods and historical statements of East End for the year ended September 30, 1995 and the nine months ended June 30, 1996. The pro forma consolidated condensed statements of income assume the acquisition took place on January 1, 1995.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may differ.

The accompanying condensed consolidated pro forma financial statements should be read in connection with the historical financial statements of the Company and East End.

                                   Sheet 1

                         MSH ENTERTAINMENT CORPORATION
                        AND EAST END PRODUCTIONS, INC.
                PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                               DECEMBER 31, 1995


ASSETS
------
                                     MSH       EAST END        ADJUSTMENTS      TOTAL
Cash                                 1,702          125                          1,827
Accounts receivable                    -        136,115                        136,115
                                 ---------     --------        ----------     --------
Total Current Assets                 1,702      136,240               -        137,942
Property and Equipment                 -        169,249                        169,249
Other assets                        73,044      202,323          (201,160)      74,207
                                 ---------     --------        ----------     --------
TOTAL ASSETS                        74,746      507,812                        381,398
                                 =========     ========                       ========

LIABILITIES AND
STOCKHOLDERS' EQUITY
--------------------
Cash overdraft                         -         42,709                         42,709
Accounts payable                    33,000       75,248                        108,248
Due to shareholders                 32,123          -                           32,123
Accrued payroll tax                    -         29,919                         29,919
Income tax                                          800                            800
Notes payable                      126,750          -                          126,750
                                 ---------     --------        ----------     --------
Total Current Liabilities          191,873      148,676                        340,549
Stockholders' Equity              (117,127)     359,136          (201,160)      40,849

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                74,746      507,812          (201,160)     381,398
                                 =========     ========        ==========     ========

     See Notes to Pro Forma Consolidated Financial Statements (Unaudited)

                                   Sheet 1

                        MSH ENTERTAINMENT CORPORATION
                        AND EAST END PRODUCTIONS, INC.
             PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                 (Unaudited)
                    FOR THE YEAR ENDED DECEMBER 31, 1995

                                 MSH          EAST END       ADJUSTMENTS       TOTAL
Sales                         $      32       $740,662                         $ 740,694

Cost of Sales                    17,457        319,579                           337,036
                              ---------       --------                         ---------
Gross Margin                    (17,425)       421,083                           403,658

General and Administrative      244,154        428,943                           673,097
                              ---------       --------                         ---------
Loss from Operations           (261,579)        (7,860)                         (269,439)

Other Income                         -             260                               260
                              ---------       --------                         ---------
Loss before Taxes              (261,579)        (7,600)                         (269,179)

Income Tax                           -             800                               800
                              ---------       --------                         ---------
Net Loss                      $(261,579)      $ (8,400)                        $(269,979)
                              =========       ========                         =========
Net Loss per Share            $   (0.06)                                       $   (0.07)
                              =========                                        =========
Weighted average number of
  shares outstanding          4,113,779                                        4,113,779

     See Notes to Pro Forma Consolidated Financial Statements (Unaudited)

                                    Sheet 1

                         MSH ENTERTAINMENT CORPORATION
                        AND EAST END PRODUCTIONS, INC.
             PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                 (Unaudited)
                 For the Nine Months Ended September 30, 1996

                                    MSH          EAST END        ADJUSTMENTS      TOTAL
Sales                           $  29,106        $677,924                        $ 707,030

Cost of Sales                     231,657         470,398                          702,055
                                ---------        --------                        ---------
Gross Margin                     (202,551)        207,526                            4,975

General and Administrative        590,720         322,394                          913,114
                                ---------        --------                        ---------
Loss from Operations             (793,271)       (114,868)                        (908,139)

Other Income                          -           795,328          (795,328)           -
                                ---------        --------                        ---------
Loss before Taxes                (793,271)        680,460                         (112,811)

Income Tax                            800         132,000          (132,000)           800
                                ---------        --------                        ---------

Net Loss                        $(792,471)       $548,460                        $(244,011)
                                =========        ========                        =========

Net Loss per Share              $   (0.11)                                       $   (0.03)
                                =========        ========                        =========
Weighted average number
  of shares outstanding         7,106,881                                        7,106,881

   See Notes to Pro Forma Consolidated Financial Statements (Unaudited)

                      MSH ENTERTAINMENT AND SUBSIDIARIES

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS (Unaudited)


NOTE A The pro forma adjustments to the condensed consolidated balance sheets are as follows:

          The acquisition of the assets of East End did not include any loans to the stockholders of East End. At December 31, 1995, the balance due was $ 201,160. This amount has been eliminated from the condensed consolidated balance sheet.

NOTE B The pro forma adjustments to the condensed consolidated statement of income for the nine months ended September 30, 1996 are as follows:

          The acquisition of the assets of East End resulted in a substantial gain to East End. The amount of this gain and the resulting income tax liability have been eliminated from the condensed consolidated statement of income.

                         MSH ENTERTAINMENT CORPORATION

                         COMPILED FINANCIAL  STATEMENT

                               SEPTEMBER 30, 1996

                                   FOX & FOX,
                          CERTIFIED PUBLIC ACCOUNTANTS
                          18101 VON KARMAN, SUITE 350
                            IRVINE, CALIFORNIA 92715
                                 (714) 251-6561
                               Fax (714) 251-6562


April 3, 1997

MSH ENTERTAINMENT CORPORATION
768 Brannan Street
San Francisco, CA 94103


We have compiled the accompanying balance sheet of MSH ENTERTAINMENT CORPORATION as of September 30, 1996, and the related statements of income, cash flows and stockholders' equity for the nine months then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

The Company has incurred significant losses since inception. Management believes that actions being presently taken to revise the Company's operations and financial requirements provide the opportunity for the Company to continue as a going concern. However, if the Company is unable to successfully re structure operations in order to reduce operating losses or generate profits, or raise additional capital, it is uncertain whether the Company will be able to meet its obligations over the coming year and it raises substantial doubt about the companies ability to continue as a going concern. The financial statements do no include any adjustments that might result from the outcome of this uncertainty.

Management has elected to omit statements of income and cash flows and substantially all of the disclosures ordinarily included in financial statements. If the omitted statements and disclosures were included with the financial statement, they might influence the user's conclusions about the company's financial position and results of operations. Accordingly, these financial statements are not designed for those who are not informed about such matters.


/s/ Fox & Fox
____________________________________
Fox & Fox,
Certified Public Accountants

                         MSH ENTERTAINMENT CORPORATION
                                 BALANCE SHEET
                              SEPTEMBER 30, 1996

                                                              ASSETS
                                                              ------
Current assets
  Cash and cash equivalents                                                                    $     2,791
  Accounts receivable                                                                               39,210
  Due from employees                                                                                32,529
  Film inventory cost                                                                               58,044
  Prepaid expense                                                                                  182,131
                                                                                               -----------
        Total current assets                                                                       314,705
                                                                                               -----------

Property and equipment
  Office furniture and equipment                                                                    34,943
  Computer equipment                                                                               149,819
  Production equipment                                                                              59,417
  Automobiles                                                                                       47,523
  Leasehold improvements                                                                            45,553
                                                                                               -----------
                                                                                                   337,255
  Less accumulated depreciation                                                                   (200,676)
                                                                                               -----------
        Total property and equipment                                                               136,579

Other assets
  Goodwill                                                                                         801,027
  Loans to shareholder                                                                             126,750
  Organization costs                                                                                   950
  Loan to affiliate                                                                                  4,102
                                                                                               -----------
        Total other assets                                                                         932,829
                                                                                               -----------
TOTAL ASSETS                                                                                   $ 1,384,829
                                                                                               ===========
                                               LIABILITIES AND STOCKHOLDERS' EQUITY
                                               ------------------------------------
Current liabilities
  Cash overdraft                                                                               $    25,495
  Accounts payable                                                                                 161,222
  Notes payable - current                                                                           17,177
  Deferred compensation                                                                            123,813
  Convertible notes payable                                                                         48,000
  Franchise tax payable                                                                                800
                                                                                               -----------

        Total current liabilities                                                                  376,507

Non-Current liabilities
  Note payable - long-term                                                                         965,000

Stockholders' equity
  Preferred stock - par value $.05 per share, 25,000,000 shares
    authorized, none issued and outstanding                                                             -
  Common stock - par value $.001 per share, 50,000,000 shares                                           -
    authorized, 9,381,649 issued and outstanding                                                   703,658
  Additional paid in capital                                                                       701,806
  Accumulated deficit                                                                           (1,362,858)
                                                                                               -----------
          Total stockholders' equity                                                                42,606
                                                                                               -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                     $ 1,384,113
                                                                                               ===========

                     See accountants' compilation report.

                         MSH ENTERTAINMENT CORPORATION
                              STATEMENT OF INCOME
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)

                                                            NINE MONTHS
                                                                ENDED
                                                           SEPT. 30, 1996
                                                           --------------
Sales                                                      $   29,106

Cost of sales                                                (231,657)
                                                           ----------

Gross Margin                                                 (202,551)

Selling, general and administrative expenses                  590,720
                                                           ----------

Income or (Loss) before income taxes                         (793,271)

Provision for income taxes (Note 1 and 6)                         800
                                                           ----------

Net income or (loss)                                       $ (794,071)
                                                           ==========

Net income or (loss) per share                             $    (0.08)
                                                           ==========


                     See accountants' compilation report.

                         MSH ENTERTAINMENT CORPORATION
                            STATEMENT OF CASH FLOW
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)

Cash flows from operating activities:
 Net income or (loss)                                    $ (794,071)
 Adjustments to reconcile net loss to cash used by
 operating activities:
   Depreciation and amortization                             25,596
   Changes in operating assets and liabilities:
    Decrease (increase) in accounts receivable               (5,232)
    Decrease (increase) in loans to employees               (32,529)
    Decrease (increase) in inventory                              -
    Decrease (increase) in prepaid expenses                (167,131)
    Increase (decrease) in accounts payable                 153,717
    Increase (decrease) in accrued liabilities              124,613
                                                         ----------

Net cash provided (used) by operating activities           (695,037)

Cash flows from investing activities:
 (Purchase) of goodwill                                    (815,537)
 (Purchases) Dispositions of property and equipment        (147,615)
 (Purchase) of organization costs                            (1,000)
                                                         ----------

Net cash used by investing activities                      (964,152)
                                                         ----------

Cash flows from financing activities:
 Increase in notes payable                                  903,427
 (Decrease) in loans from shareholder                       (32,123)
 Loans to shareholder                                      (126,750)
 Loan to affiliate                                           (4,102)
 Sale of common stock                                       698,826
 Paid in capital                                            221,000
                                                         ----------

Net cash used by financing activities                     1,660,278
                                                         ----------

Net increase (decrease) in cash and cash equivalents          1,089

Cash and cash equivalents balance, beginning                  1,702
                                                         ----------

Cash and cash equivalents balance, ending                $    2,791
                                                         ==========

Supplemental disclosures of cash flow information:

  Interest paid                                          $   24,173
                                                         ==========

                     See accountants' compilation report.

                        MSH ENTERTAINMENT CORPORATION
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)

                                                 NUMBER                             ADDITIONAL       TOTAL
                                  PREFERRED        OF                  RETAINED      PAID IN     STOCKHOLDERS'
                                    STOCK        SHARES     AMOUNT     EARNINGS      CAPITAL       DEFICIT
                                  ---------     ---------   ------    ------------  ----------   -----------
Balance at January 1, 1996              -       4,832,113   $4,832    $  (568,787)   $ 480,806    $  (83,149)

Common stock issued                     -       4,549,536    4,550            -        915,276       919,826

Net loss for the year                   -             -        -         (794,071)         -      $ (794,071)
                                  ---------     ---------   ------    -----------   ----------    ----------
Balance at September 30, 1996           -       9,381,649   $9,382    $(1,362,858)  $1,396,082    $   42,606
                                  =========     =========   ======    ===========   ==========    ==========

                     See accountants' compilation report.

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
MSH Entertainment Corporation
Stone Harbor, New Jersey


We have audited the accompanying consolidated balance sheets of MSH Entertainment Corporation and subsidiary (the "Company") as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1995 and 1994 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a stockholders' deficit and a working capital deficit which all raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ HACKER, JOHNSON, COHEN & GRIEB

HACKER, JOHNSON, COHEN & GRIEB
Tampa, Florida
September 30, 1996, except for Note 10 as to which the date is December 26, 1996

                  MSH ENTERTAINMENT CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS


                                                                 DECEMBER 31,
                                                            ----------------------
                                                               1995        1994
                                                            ----------   ---------
 ASSETS

Current assets-
 Cash                                                       $   1,702         234
                                                            ---------    --------

Other assets:
 Film inventory cost                                           58,044      30,833
 Prepaid consulting fees                                       15,000           -
                                                            ---------    --------

  Total other assets                                           73,044      30,833
                                                            ---------    --------

  Total assets                                              $  74,746      31,067
                                                            =========    ========

 LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
 Accounts payable                                              33,000      15,807
 Due to stockholders                                           32,123      20,558
 Convertible notes payable                                     76,750     150,000
 Note payable                                                  50,000           -
                                                            ---------    --------

  Total current liabilities                                   191,873     186,365
                                                            ---------    --------

Commitments (Note 9)

Stockholders' Deficit:
 Preferred stock - par value $.05 per share 25,000,000
  shares authorized, none issued and outstanding                    -           -
 Common stock, $.001 par value, 50,000,000 shares
  authorized, 4,832,113 in 1995 and
  2,580,113 in 1994 shares issued and outstanding               4,832       2,580
 Additional paid-in capital                                   480,806     149,330
 Accumulated deficit                                         (568,787)   (307,208)
                                                            ---------    --------
                                                              (83,149)   (155,298)

 Less receivable for stock issued                             (33,978)          -
                                                            ---------    --------
  Total stockholders' deficit                                (117,127)   (155,298)
                                                            ---------    --------
  Total liabilities and stockholders' deficit               $  74,746      31,067
                                                            =========    ========




See accompanying notes to consolidated financial statements.

                  MSH ENTERTAINMENT CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                      FOR THE YEAR ENDED
                                                         DECEMBER 31,
                                                   -------------------------
                                                       1995          1994
                                                   ------------   ----------

Net sales                                           $       32          445
                                                    ----------    ---------
Costs and expenses:
     Production costs                                   17,457       22,609
     General and administrative expenses               244,154       49,521
                                                    ----------    ---------

          Total costs and expenses                     261,611       72,130
                                                    ----------    ---------

Loss from operations                                  (261,579)     (71,685)

Other income (expenses):
     Interest income                                         -           18
     Loss on investment                                      -      (35,000)
                                                    ----------    ---------

Net loss                                            $ (261,579)    (106,667)
                                                    ==========    =========

Net loss per share                                  $      .06          .08
                                                    ==========    =========

Weighted average number of shares outstanding        4,113,779    1,320,113
                                                    ==========    =========




See accompanying notes to consolidated financial statements.

                  MSH ENTERTAINMENT CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 FOR THE YEAR ENDED
                                                                    DECEMBER 31,
                                                               -----------------------
                                                                  1995         1994
                                                               -----------   ---------
Cash flows from operating activities:
     Net loss                                                   $(261,579)   (106,667)
     Adjustments to reconcile net loss to net cash used
      by operating activities:
          Common stock issued for services                        147,150       1,000
          Convertible note payable issued for services              1,000           -
          Increase (decrease) in accounts payable                   8,693     (13,003)
          Increase in prepaid consulting fees                      (6,500)          -
          Additions to film inventory costs                       (27,211)    (24,832)
                                                                ---------    --------

            Net cash used by operating activities                (138,447)   (143,502)
                                                                ---------    --------
Cash flows from financing activities:
     Issuance of note payable                                      50,000           -
     Proceeds from stockholders loans                              11,565      20,558
     Repayment of convertible notes payable                       (29,900)          -
     Proceeds from issuance of common stock                        85,000           -
     Proceeds from issuance of convertible notes payable           23,250     122,600
                                                                ---------    --------

            Net cash provided by financing activities             139,915     143,158
                                                                ---------    --------

Net increase (decrease) in cash                                     1,468        (344)

Cash at beginning of year                                             234         578
                                                                ---------    --------

Cash at end of year                                             $   1,702         234
                                                                =========    ========

Noncash transactions:
     Common stock issued for services rendered                  $ 147,150       1,000
                                                                =========    ========

     Convertible note payable issued for services               $   1,000           -
                                                                =========    ========

     Common stock exchanged for convertible notes payable       $  67,600           -
                                                                =========    ========

     Common stock issued for receivable                         $  33,978           -
                                                                =========    ========

     Accounts payable incurred in connection with
          prepayment of consulting fees                         $   8,500           -
                                                                =========    ========




See accompanying notes to consolidated financial statements.

                  MSH ENTERTAINMENT CORPORATION AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994



                                            COMMON STOCK                                                  RECEIVABLE
                                       ------------------------                ADDITIONAL                    FOR         TOTAL
                            PREFERRED  NUMBER OF     NUMBER OF                   PAID IN    ACCUMULATED     STOCK     STOCKHOLDERS'
                               STOCK     SHARES       SHARES        AMOUNT       CAPITAL      DEFICIT       ISSUED       DEFICIT
                            ---------  ---------   ------------   -----------   ---------   ------------   --------   -------------

Balance at January 1, 1994          -                 2,000,000   $    20,000     130,910       (200,541)         -         (49,631)


Recapitalization                    -  2,500,000     (2,000,000)      (19,930)     19,930              -          -               -
                            ---------  ---------   ------------   -----------   ---------   ------------   --------   -------------

Restated balance                    -  2,500,000              -            70     150,840       (200,541)         -         (49,631)


Issuance of common stock to
     shareholders for assets
     of MSH Entertainment
     Corporation                    -     70,113              -         2,500      (2,500)             -          -               -

Issuance of common stock for
     services                       -     10,000              -            10         990              -          -           1,000

Net loss for 1994                   -          -              -             -           -       (106,667)         -        (106,667)

                            ---------  ---------   ------------   -----------   ---------   ------------   --------   -------------


Balance at December 31, 1994        -  2,580,113              -         2,580     149,330       (307,208)         -        (155,298)


Common stock issued for
     debt cancellation              -    280,500              -           280      67,320              -          -          67,600

Sale of common stock                -    500,000              -           500     118,478              -          -         118,978

Common stock issued for
     services                       -  1,471,500              -         1,472     145,678              -          -         147,150

Receivable from sale of
     330,000 shares of
     common stock                   -          -              -             -           -              -    (33,978)        (33,978)


Net loss for 1995                   -          -              -             -           -       (261,529)         -        (261,579)

                            ---------  ---------   ------------   -----------   ---------   ------------   --------   -------------


Balance at December 31, 1995        -  4,832,113              -      $  4,832     480,806       (568,787)   (33,978)       (117,127)

                            =========  =========   ============   ===========   =========   ============   ========   =============

See accompanying notes to consolidated financial statements.

                  MSH ENTERTAINMENT CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

(1) DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS. MSH Entertainment Corporation (the "Company") and its wholly-owned subsidiary, MSH Productions, Inc. (Subsidiary) create, develop and produce home video motion picture tapes primarily for sale internationally. The Company has released for sale three home video motion pictures through December 31, 1995. The Company has not benefited from wide spread market acceptance of its products.

          MSH Entertainment Corporation was originally Railside, Inc., a Utah Corporation incorporated on March 31, 1983. Railside Inc., changed its name to Micropoly, Inc., on July 16, 1993. On June 23, 1994, Micropoly changed its name to MSH Entertainment Corporation and acquired 100% of the outstanding stock of MSH Productions, Inc., in a transaction accounted for as a recapitalization of MSH Productions, Inc. with the issuance of 2,500,000 shares of common stock of MSH Productions, Inc. for the net assets of MSH Entertainment Corporation. MSH Entertainment Corporation was previously an inactive entity. The accumulated deficit of MSH Productions, Inc. was carried forward from the acquisition date and no fair market value adjustments were made. MSH Productions, Inc., was formed on January 19, 1993 as a Delaware Corporation.

     BASIS OF PRESENTATION. The accompanying consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements, the Company has incurred net losses of $261,579 and $106,667 for the years ended December 31, 1995 and 1994, respectively. At December 31, 1995 and 1994, the Company has a net working capital deficit of $190,171 and $186,131, respectively, and a stockholders' deficit of $117,127 and $155,298, respectively which raises substantial doubt about the Company's ability to continue as a going concern. Management has developed plans intended to remedy these conditions. These plans include seeking other sources of financing, acquisition of a existing operating company, actively marketing existing projects, reducing operating costs and seeking a joint venture partner. No assurances can be given as to the success of these plans. The consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES. A summary of the significant accounting policies followed in preparing the accompanying consolidated financial statements is set forth below.

     PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of MSH Entertainment Corporation and MSH Productions Inc., its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

                                                                     (continued)

                  MSH ENTERTAINMENT CORPORATION AND SUBSIDIARY

(1) DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     HOME VIDEO MOTION PICTURE PROJECT COSTS. The Company follows the provisions of Statement of Financial Accounting Standards No. 53 ("SFAS 53") with respect to motion pictures, television and video project costs. Costs incurred in connection with motion picture, television and video projects are capitalized. Such costs are charged to production overhead if the project has been held for a three year period and has not been set for production or if it is abandoned. Production overhead is allocated to the cost of projects currently set for, or in production. Although certain projects whose costs have been carried at zero value may still be actively marketed by management after the three year period. Project costs are stated at the lower of cost or realizable value. Cost and related amortization of released projects allocated to primary markets would be classified as current assets. To date, no viable projects have been released to primary markets. All other capitalized costs are classified as noncurrent assets.

          Under FASB 53, project costs, which include accrued related participations and residuals, would be amortized based on the ratio of revenue earned for the year to management's estimate of total gross revenue to be earned. Each picture or project in production is valued taking into account management's current estimates of the ultimate revenue to be received from all sources, including theatrical distribution, cable, pay, network and syndicated television licensing and video cassette and video disc licensing. Such estimates, which are based on such factors as the nature and popularity of the subject matter and the expected rate structure in the various markets during the periods the revenue from the project is estimated to be earned, are revised periodically and estimated losses, if any are provided for in full. To date, the projects of the Company are incomplete and therefore, no amortization has been taken.

     STATEMENTS OF CASH FLOWS. For purposes of the statements of cash flows, only cash is considered.

     REVENUE RECOGNITION. Revenues are recognized when home video motion picture tapes are sold by distributors and are presented net of distributors' commissions and expenses.

     INCOME TAXES. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the balance sheet carrying amounts of existing assets and liabilities measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                                                                     (continued)

                  MSH ENTERTAINMENT CORPORATION AND SUBSIDIARY

(1) DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     FUTURE ACCOUNTING REQUIREMENTS. The FASB has issued Statement of Financial
          Accounting Standard No. 123 ("SFAS 123") which encourages employers to account for stock-based compensation awards based on their fair value at the date the awards are granted. The resulting compensation award would be shown as an expense on the consolidated statement of operations. Entities can choose not to apply the new accounting method and continue to apply current accounting requirements, which generally result in no compensation cost for most fixed stock-option plans. Those that do so, however, will be required to disclose in the notes to the financial statements what net earnings and earnings per share would have been had they followed the Statement's accounting method. This Statement is effective for 1996. Management does not anticipate this Statement will have a material impact on the Company.

     LOSS PER SHARE. Loss per share is computed by dividing net loss by the weighted average number of common shares outstanding. At December 31, 1995 and 1994 all common stock equivalents were antidilutive.

(2)  SIGNIFICANT PROJECTS AND REVENUES

     Substantially all of the revenues for the years ended December 31, 1995 and 1994 relates to two video projects. The revenue received is commissions due to the Company from the marketing of the projects by distributors pursuant to distribution agreements. The projects are low budget films which have received limited acceptance in the market place. Costs included in Film inventory cost at December 31, 1995 and 1994 relate primarily to one film which has not been distributed. In the opinion of management the revenues expected to be received from the film exceed the capitalized costs.

     Film inventory costs consists of the following:

                                                                         AT DECEMBER 31,
                                                              -------------------------------------
                                                                    1995                  1994
                                                              ---------------        --------------

  Films in process                                               $ 58,044                30,833
                                                                   ======                ======

(3)  INCOME TAXES
     The tax effect of temporary differences that give rise to significant portions of the deferred tax assets are presented below:

                                                                                      AT DECEMBER 31,
                                                                                    ------------------
                                                                                      1995      1994
                                                                                    --------   -------
   Net operating loss carryforwards                                                 $194,740   111,383
   Capital loss carryforward                                                          13,171    13,171
                                                                                     -------   -------

   Total gross deferred tax assets                                                   207,911   124,554

   Less valuation allowance                                                          207,911   124,554
                                                                                     -------   -------

   Net deferred tax assets                                                          $      -         -
                                                                                     =======   =======

                                                                     (continued)

                  MSH ENTERTAINMENT CORPORATION AND SUBSIDIARY

(3)  INCOME TAXES, CONTINUED
     The net increase in the total valuation allowance for the years ended
          December 31, 1995 and 1994 was $83,357 and $124,554, respectively.

     The Company has available at December 31, 1995, unused net operating loss carryforwards that may provide future tax benefits and that expire as follows:

                                                Unused Net
             Year of Expiration               Operating Loss
             ------------------               --------------

                    1999                         $ 24,107
                    2008                          200,541
                    2009                           71,348
                    2010                          221,516
                                                 --------
                                                $ 517,512
                                                  =======

     The Company had capital loss carryovers at December 31, 1995 of $35,000 which will expire on December 31, 1999.

(4)  CONVERTIBLE NOTES PAYABLE

     In 1993, the Subsidiary authorized the sale of convertible notes payable.
          The sale of convertible notes payable continued in 1994 and 1995 and the convertible notes payable were assumed by the MSH Entertainment Corporation after the acquisition in June, 1994. The Company received $183,250 from the sale of the convertible notes through December 31, 1995. The notes were convertible into the Company's common stock based upon one share of stock for each dollar of debt. The debt holders were given various multiples of that conversion, which ranged from 1-1 to 4-1, based upon the amount and timing of their investment. Some of the larger debt holders were given the option to use a lesser multiple than the one granted for the stock and to also receive their original debt back in cash. The amount of debt that holders elected to receive in cash in exchange for the reduced stock multiple was $92,400. The number of shares to be issued to debt holders still outstanding at December 31, 1995 is 53,500. The convertible notes payable are uncollateralized and are noninterest bearing.

     Convertible notes payable consist of the following:

                                               At December 31,
                                        ---------------------------
                                           1995              1994
                                           ----              ----
                                        $ 76,750           150,000
                                          ======           =======

                                                                     (continued)

                  MSH ENTERTAINMENT CORPORATION AND SUBSIDIARY

(5)  NOTE PAYABLE
     Note payable consists of the following:

                                                              At December 31,
                                                              ---------------
                                                               1995     1994
                                                              -------   ----

        Noninterest bearing note payable to individual, due
           June 1, 1996                                       $50,000      -
                                                              =======   ====

(6)  COMMON STOCK

     INCENTIVE STOCK OPTION.  On April 20, 1993, the Company adopted a Stock
          Option Plan (the "Plan"), whereby the Company is authorized to issue up to 500,000 shares to any one to purchase stock at the fair market value at date of issue. The options are exercisable within ten years of date of grant unless otherwise determined by the Company. If the option is granted to a key employee owning more than 10% of the combined voting power of all classes of stock of the Company, the option price is 110% of the fair market value. If any transaction takes place whereby the existing shareholders cease to own at least 75% of the voting stock of the Company, or if during any period of two consecutive years, existing Company Board members cease to constitute a majority, or if a plan of merger, consolidation, reorganization, liquidation or dissolution is approved or if the Company approves a plan of sale of substantially all of the Company's assets, the time for exercising the options is immediately accelerated. The options are terminated generally upon termination of employment or death.

     OUTSTANDING STOCK OPTIONS. On December 31, 1994 and 1995 the options issued pursuant to the plan are:

At December 31, 1994:


        Year of Expiration            Shares     Option Price
----------------------------------   ---------   ------------
                2003                   100,000            .11
                2004                   378,500            .11
                                     ---------

                Total                  478,500
                                     =========

        At December 31, 1995:

                2003                   100,000            .11
                2004                   378,500            .11
                2005                   921,500     .10 to .11
                                     ---------

                Total                1,400,000
                                     =========

     There were no options exercised during the years ended December 31, 1995 or 1994.


                                                                     (continued)

                  MSH ENTERTAINMENT CORPORATION AND SUBSIDIARY

(7)  DUE TO STOCKHOLDERS
     Due to stockholders consist of unsecured noninterest bearing demand promissory notes.

(8)  BUSINESS COMBINATION

     STOCK EXCHANGE.  On June 24, 1994, MSH Entertainment Corporation issued
          2,500,000 shares of its .001 par value common stock to the holders of 100% of the outstanding common stock of MSH Productions, Inc., in exchange for 2,000,000 shares of the .01 par value common stock in that company. The stock was issued pursuant to an agreement between the two companies.

     The transaction has been recorded as an issuance of common stock by MSH
          Productions, Inc., of the outstanding shares of MSH Entertainment Corporation at June 24, 1994 in exchange for the assets of MSH Entertainment Corporation as of that date, net of accumulated deficit of $24,107.

     The historical shares outstanding were retroactively restated, similar to a stock split, to reflect the effect of the exchange as of the date of the respective stock issuances.

     Summarized results of operations of the separate companies for the period from January 1, 1994 through June 24, 1994, the date of acquisition, are as follows:

                                                                              AMOUNT
                                                                       ---------------------
                                                                         MSHE        MSHP
                                                                       ---------   ---------

  Net sales                                                                    -           -
  Loss                                                                         -     (10,165)

  Net loss                                                                     -     (10,165)

The summarized assets and liabilities of the separate companies on June 24, 1994, the date of acquisition, were as follows:

                                                                              AMOUNT
                                                                       ---------------------
                                                                          MSHE       MSHP
                                                                       ---------   ---------
  Cash                                                                         -      19,489
  Other assets                                                                 -      48,002

  Current liabilities                                                          -    (120,210)

                                                                     (continued)

                  MSH ENTERTAINMENT CORPORATION AND SUBSIDIARY

(9) COMMITMENTS

     On December 1, 1995, the Company entered into a agreement with Dominion
          Group Limited ("Dominion") to locate an acquisition candidate. The contract provides for the payment of a $15,000 retainer and monthly fee of $3,500 for six months. If an acquisition occurs Dominion will receive the greater of $50,000 or 5% of the first $5,000,000 in purchase price; 2.5% of the next $10,000,000; 10% of the balance of the purchase price.

(10)  SUBSEQUENT EVENTS

     EAST END COMMUNICATIONS ACQUISITION. On June 21, 1996, the Company acquired
          East End Communications, East End Productions, and J.B. Dubs, Inc., ("East End") for cash and a promissory note, in a business combination accounted for as a purchase. East End are producers of communications and promotional media. The purchase price of $1,065,000 exceeded the fair value of the net assets of East End by $810,874, which will be amortized on the straight line method over 14 years. The results of operations of East End will be included with the results of the Company from June, 1996. In addition, in connection with the transaction the Company incurred an indebtedness of $865,000 to a officer of the Company.

     Also, the Company entered into employment agreements to provide salary plus the issuance of 450,000 shares to the two key employees of East End.

     STOCK FOR SERVICES. In June, 1996, the Company issued 1,598,000 shares of common stock to various individuals in payment for services to the Company. The number of shares issued is determined by the value of the services provided relative to the current market value of the shares.

     STOCK FOR CONVERTIBLE DEBENTURES. In June, 1996, the Company issued 56,036 shares of common stock in redemption of convertible debentures totaling $32,500.

     STOCK OPTIONS EXERCISED. In June, 1996, four shareholders of the Company exercised their options to purchase 1,200,000 shares of common stock in exchange for promissory notes due July, 2001 in the amount of $120,000.

     PRIVATE PLACEMENT. In June, 1996, the Company authorized the offering of the sale of the Company's shares of stock in three private placements. The stock is to be offered in the amounts of 500,000, 500,000 and 600,000 shares each at the price of $.50 per share. Such offerings are to be under Form D of Rule 504 of the Securities Act of 1933.

     REGISTRATION. In June, 1996, the Company entered into a consulting agreement to file a registration statement with the Securities and Exchange Commission (SEC), file Blue Sky filings with the requisite states and file as a 1934 Act reporting company and apply for listing on an established security exchange.

                                                                     (continued)

                  MSH ENTERTAINMENT CORPORATION AND SUBSIDIARY

(10)  SUBSEQUENT EVENTS, CONTINUED

     INTEL AGREEMENT.  In November, 1996, the Company executed an agreement with
          Intel Corporation, to cooperate in the development and distribution of a new animation management technology that will be used in the production and management of production of episodic television shows. The system would update on a daily basis, workloads, actual versus budget, and track the project. It would combine the software technology developed by the Company with the microprocessor capability of Intel. The Agreement grants to Intel, the right to purchase up to 1,000,000 shares of the Company's common stock over a two year period. The price per share is to be determined relative to the market value of the stock at the time of the agreement.

     AGE AGREEMENT. In November, 1996, the Company entered into a strategic product development agreement with Abrams/Gentile Entertainment, Inc.
          (AGE). Under the agreement, the Company acquired the rights to produce a children's TV series entitled Vanpires and potential revenue from related toys and merchandising. AGE received warrants to purchase 1,000,000 shares of the Company's stock. The purchase price per share is to be the lowest of $1.75 per share or 75% of the currently proposed secondary offering price (net of underwriting discounts).

     HAPPY ZONE ACQUISITION. In August, 1996, the Company participated in the formation of a new company, Happy Zone Entertainment (HZE) together with AGE. The Company owns 60% and AGE owns 20% of HZE with the balance owned by various members of the Company's management. HZE is to develop animated television programs and services.

(11)  LOSS ON INVESTMENT

     During 1994, the Company determined its 17.5% investment in a Corporation did not have any discernible future benefit. Accordingly, the Company expensed its remaining investment of $35,000.

                              EAST END PRODUCTIONS


                     REPORT ON AUDIT OF COMBINED FINANCIAL
                                  STATEMENTS
                       AND FINANCIAL STATEMENT SCHEDULES

                   FOR THE NINE MONTHS ENDED JUNE 30,1996 AND
                    FOR EACH OF THE TWO YEARS IN THE PERIOD
                            ENDED SEPTEMBER 30, 1995

                              EAST END PRODUCTIONS
                   FOR THE NINE MONTHS ENDED JUNE 30,1996 AND
                    FOR EACH OF THE TWO YEARS IN THE PERIOD
                            ENDED SEPTEMBER 30, 1995

                                    CONTENTS
                                    --------

                                                                       Page
                                                                       ----
Report of independent public accountant................................ 3

                             -Financial Statements-

Balance sheets......................................................... 4
Statements of operations............................................... 5
Statement of changes in stockholder's equity........................... 6
Statements of cash flow................................................ 7
Notes to financial statements.......................................... 8


                          -SUPPLEMENTARY INFORMATION-

Schedule IV - Indebtedness of related parties - not current........... 14
Schedule X - Supplementary income statement information............... 15

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANT

To The Board of Directors and Stockholders
East End Productions, Inc.
J.B. Dubs, Inc.
East End Communications, Inc.

We have audited the accompanying combined balance sheets of East End Productions as of June 30, 1996, September 30, 1995 and 1994, and the related statements of operations, changes in stockholders' equity, and cash flows for the nine months and each of the two years in the period ended June 30, 1996. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of East End Productions as of June 30, 1996, and the results of their operations and their cash flows for the nine months and each of the two years in the period ended June 30, 1996, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental financial statement schedules are presented for the purposes of complying with the Securities and Exchange Commission's rules and are not a required part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


/s/ Fox & Fox
Fox & Fox
Irvine, California
April 2, 1997

                             EAST END PRODUCTIONS
                            COMBINED BALANCE SHEETS
                 JUNE 30, 1996 AND SEPTEMBER 30, 1995 AND 1994

                                    ASSETS
                                    ------

                                          JUNE 30,           SEPT. 30,          SEPT. 30,
                                            1996               1995               1994
                                        -----------        -----------         -----------
Current assets
  Cash and cash equivalents (Note 1)    $       -           $    125             $ 79,928
  Accounts receivable (net of
   allowance for doubtful accounts)
   (Note 1)                                     -            136,115               83,139
                                        ----------          --------             --------
     Total current assets                       -            136,240              163,067
                                        ----------          --------             --------
Property and equipment ( Note 1)
  Office furniture and equipment                -             34,943               34,943
  Computer equipment                            -            138,346              101,883
  Production equipment                          -             59,418               59,418
  Automobiles                                   -             45,553               45,553
  Leasehold improvements                        -             47,523               47,523
                                        ----------          --------             --------
                                                -            325,783              289,320
  Less accumulated depreciation                 -           (156,534)            (112,392)
                                        ----------          --------             --------
     Total property and equipment               -            169,249              176,928

Other assets
  Note receivable                          965,000                -                   -
  Loans to shareholder (Note 2)            286,280           201,160              110,668
  Organization costs                            -              1,000                1,000
  Deposits                                      -                163                1,500
                                        ----------          --------             --------
     Total other assets                  1,251,280           202,323              113,168
                                        ----------          --------             --------
TOTAL ASSETS                            $1,251,280          $507,812             $453,163
                                        ==========          ========             ========

                                   LIABILITIES AND STOCKHOLDERS' EQUITY
                                   ------------------------------------
Current liabilities
  Cash overdraft                        $       -           $ 42,709             $    -
  Accounts payable                         172,688            75,248               80,657
  Accrued payroll and taxes                 36,089            29,919                4,171
  Income tax payable (Note 1 and 5)        134,907               800                  800
                                        ----------          --------             --------
     Total current liabilities             343,684           148,676               85,628

Stockholders' equity
  Common stock - East End Productions,
   Inc. (Note 3)                             3,500             3,500                3,500
  Common stock - J.B. Dubs, Inc.
   (Note 3)                                  1,000             1,000                1,000
  Retained earnings                        903,096           354,636              363,035
                                        ----------          --------             --------
      Total stockholders' equity           907,596           359,136              367,535
                                        ----------          --------             --------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY                                $1,251,280          $507,812             $453,163
                                        ==========          ========             ========

  The accompanying notes are an integral part of these financial statements.

                             EAST END PRODUCTIONS
                       COMBINED STATEMENTS OF OPERATIONS
                    FOR THE NINE MONTHS ENDED JUNE 30, 1996
                AND THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994

                                                          1996              1995          1994
                                                       --------          --------      ----------
Sales (Note 1)                                          677,924          $740,662      $1,969,422
Cost of sales                                           470,398           319,579       1,345,176
                                                       --------          --------      ----------
Gross Margin                                            207,526           421,083         624,246
Selling, general and administrative expenses            322,394           428,943         861,138
                                                       --------          --------      ----------
Loss from operations                                   (114,868)           (7,860)       (236,892)
Other income
  Gain on sale of assets (Note 7)                       795,328                -               -
  Interest income                                           -                 260           1,481
                                                       --------          --------      ----------
Income or (Loss) before income taxes                    680,460            (7,600)       (235,411)
Provision for income taxes (Note 1 and 5)               132,000               800             800
                                                       --------          --------      ----------
Net income or (loss)                                   $548,460          $ (8,400)     $ (236,211)
                                                       ========          ========      ==========
Net income or (loss) per share                         $  91.41          $  (1.40)     $  $(39.37)
                                                       ========          ========      ==========

  The accompanying notes are an integral part of these financial statements.

                             EAST END PRODUCTIONS
            COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE NINE MONTHS ENDED JUNE 30, 1996 AND
                FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994

                                                 East End Productions, Inc.               J.B. Dubs, Inc.
                                                      Common Stock                         Common Stock
                                                 --------------------------           -----------------------
                                                 Number                               Number
                                                  of                                    of                           Retained
                                                 Shares            Amount             Shares         Amount          Earnings
                                                 ------            ------             ------         ------          ---------
Balance at October 1, 1993                        1,000            $3,500              5,000         $1,000          $ 599,247
Net loss for the year                               -                 -                  -              -             (236,211)
                                                  -----            ------              -----         ------          ---------
Balance at September 30, 1994                     1,000             3,500              5,000          1,000          $ 363,036
Net loss for the year                               -                 -                  -              -               (8,400)
                                                  -----            ------             ------         ------          ---------
Balance at September 30, 1995                     1,000            $3,500              5,000         $1,000          $ 354,636
                                                  -----            ------             ------         ------          ---------
Net income for the year                             -                 -                  -              -              548,460
                                                  -----            ------             ------         ------          ---------
Balance at June 30, 1996                          1,000            $3,500              5,000         $1,000          $ 903,096
                                                  =====            ======              =====         ======          =========

  The accompanying notes are an integral part of these financial statements.

                             EAST END PRODUCTIONS
                        COMBINED STATEMENT OF CASH FLOW
                  FOR THE NINE MONTHS ENDED JUNE 30, 1996 AND
                FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994

                                                             1996           1995           1994
                                                        ------------      --------       ---------
Cash flows from operating activities:
 Net income or (loss)                                    $   548,460      $ (8,400)      $(236,211)
  Adjustments to reconcile net loss to
  cash used by operating activities:
    Depreciation                                              33,106        44,142          42,465
    Changes in operating assets and liabilities:
    Decrease (increase) in accounts receivable               136,115       (52,976)        351,478
    Decrease (increase) in inventory                               -             -          55,357
    Decrease (increase) in deposits                              163         1,338          71,500
    Decrease (increase in organization costs                   1,000             -               -
    Increase (decrease) in accounts payable                   54,731        37,300         (51,198)
    Increase (decrease) in accrued liabilities               140,277        25,748         (21,613)
                                                         -----------      --------       ---------

Net cash provided (used) by operating activities             913,852        47,152         211,778

Cash flows from investing activities:
 (Purchases) Dispositions of property and equipment          136,143       (36,463)        (96,587)
                                                         -----------      --------       ---------

Net cash used by investing activities                        136,143       (36,463)        (96,587)
                                                         -----------      --------       ---------

Cash flows from financing activities:
 (Increase) in note receivable                              (965,000)            -               -
 Loans to shareholder                                        (85,120)      (90,492)       (110,668)
                                                         -----------      --------       ---------

Net cash used by financing activities                     (1,050,120)      (90,492)       (110,668)
                                                         -----------      --------       ---------

Net increase (decrease) in cash and cash equivalents            (125)      (79,803)          4,523

Cash and cash equivalents balance, beginning                     125        79,928          75,405
                                                         -----------      --------       ---------
Cash and cash equivalents balance, ending                $         -      $    125       $  79,928
                                                         ===========      ========       =========
Supplemental disclosures of cash flow information:

 Interest paid                                           $        36      $    604       $   1,077
                                                         ===========      ========       =========

  The accompanying notes are an integral part of these financial statements.

                             EAST END PRODUCTIONS
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE NINE MONTHS ENDED JUNE 30, 1996 AND
                    YEARS ENDED SEPTEMBER 30, 1995 AND 1994


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    GENERAL:

    East End Productions (the "Companies") consist primarily of various video production, video conferencing and animation production Companies.

    COMBINATION POLICY:

    The accompanying combined financial statements include the accounts of the following Companies, all of which are under common control and stock ownership:

    NAME OF COMPANY:                    PRINCIPAL BUSINESS ACTIVITY:
    -----------------------------       ----------------------------
    East End Productions, Inc.          Video production
    East End Communications, Inc.       Video production
    J.B. Dubs, Inc.                     Video production

    Intercompany transactions and balances have been eliminated in combination.

    METHOD OF ACCOUNTING:

    Assets, liabilities, revenue and expenses are recognized on the accrual method of accounting for both financial statement presentation and income tax purposes

    CASH EQUIVALENTS:

    For purposes of these statements of cash flows, the Companies consider all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at September 30, 1995 or 1994

    ACCOUNTS RECEIVABLE:

    Accounts receivable consists of the following:

                                        June 30, 1996     September 30, 1995
                                                           1995        1994
    Accounts receivable                      $ -0-       $137,265    $ 84,289
    Allowance for doubtful accounts            -0-         (1,150)     (1,150)
                                             ------      --------    --------
    Total                                    $ -0-       $136,115    $ 83,139
                                             ------      --------    --------

                             EAST END PRODUCTIONS
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED JUNE 30, 1996 AND
                    YEARS ENDED SEPTEMBER 30, 1995 AND 1994


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

    PROPERTY AND EQUIPMENT:

    Property and equipment are stated at cost. Depreciation is provided by the straight-line method over the estimated useful lives of the assets. Significant additions and betterments are capitalized. Expenditures for maintenance, repairs and minor renewals are charged to operations.

    Depreciation expense for the nine months ended June 30, 1996 and the years ended September 30, 1995 and 1994 was $ 33,106, 44,142 and 42,465
    respectively.

    Property and equipment are depreciated using the following estimated useful lives:

                                              ESTIMATED USEFUL
                                                LIVE IN YEARS
                                              ----------------
    Office furniture and equipment                   5-7
    Computer equipment                               5-7
    Production equipment                             5
    Automobiles                                      5
    Leasehold improvements                          31

    INCOME TAXES:

    Deferred tax provisions are calculated for certain transactions and events because of differing treatments under generally accepted accounting principles and the currently enacted tax laws of the federal government. The results of these differences on a cumulative basis, known as temporary differences, could result in the recognition and measurement of deferred tax assets and liabilities in the accompanying balance sheets (See Note 6).

    CONCENTRATION OF CREDIT RISK:

    The Companies sell their products and services from their facilities in San Francisco, California. The Companies extend credit to customers located throughout California.

    MAJOR CUSTOMER:

    The Companies sold services representing more than 10% of its revenue for the years ended September 30, 1995 and 1994 to Amdahl Corporation

                             EAST END PRODUCTIONS
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED JUNE 30, 1996 AND
                    YEARS ENDED SEPTEMBER 30, 1995 AND 1994


2.  RELATED PARTY TRANSACTIONS:

    The Companies are affiliated through common control and stock ownership The amounts due related Companies totaled $8,251, 14,993 and $8,259 at June 30, 1996 September 30, 1995 and 1994, respectively.

    The Companies' shareholder has received advances under a corporate loan agreement. Amounts included in Loans to shareholder at June 30, 1996 and September 30, 1995 and 1994 totaled $ 286,280, 201,160 and $ 110,668, respectively.

3.  COMMON STOCK:


    Common stock consists of the following:

    East End Productions, Inc.  No par value, 10,000 shares authorized,
       1,000 shares issued and outstanding

    East End Communications, Inc. $ 1.00 par value, 50,000 shares authorized,
       5,000 shares issued and outstanding

    J.B Dubs, Inc. No par value, 10,000 shares authorized, 5,000 shares issued outstanding

                             EAST END PRODUCTIONS
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED JUNE 30, 1996 AND
                    YEARS ENDED SEPTEMBER 30, 1995 AND 1994


4.  PROFIT SHARING PLAN:

    On October 1, 1991, the Companies adopted a qualified profit sharing plan. All full-time employees over age 21 and with a minimum of one year of service are eligible to participate. There is no required minimum contribution to the plan, and the maximum allowable contribution is 3% of annual compensation. Contributions to the plan within the minimum and maximum limitations are determined by the board of directors. Contributions to the plan for the fiscal years ended September 30, 1995 and 1994 were $ 0 and $ 0, respectively.

5.  PROVISION FOR INCOME TAXES:

    Effective October 1, 1993, the Companies adopted Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes: (SFAS 109)", as permitted under the new rules prior years' financial statements have not been restated.

    The adoption of SFAS 109 changes the Companies' method of accounting for income taxes from the deferred method (APB 11) to an asset and liability method. Previously, the Companies deferred the past tax effects of timing differences between financial reporting and taxable income. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting of other assets and liabilities. No adjustment has been recognized as a result of this change in accounting method.

    Due to the recurring net operating losses incurred by the Companies and the uncertainty regarding the recognition of those accumulated tax benefits, no net deferred tax asset or benefit has been recognized by the Companies as of and for the years ended September 30, 1995 and 1994.

6.  LEASE COMMITMENTS:

    At September 30, 1995 and 1994, the Companies was renting their office and production facilities on a month to month basis.

                             EAST END PRODUCTIONS
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED JUNE 30, 1996 AND
                    YEARS ENDED SEPTEMBER 30, 1995 AND 1994

7.  SALE OF ASSETS

    On June 21, 1996, the Companies were acquired by MSH Entertainment Corporation for cash and a promissory note in a business combination accounted for as a purchase. The results of operations of the Companies will be included with the results of MSH Entertainment Corporation from June, 1996.

    In addition, MSH Entertainment Corporation entered into employment agreements to provide salary plus the issuance of 450,000 shares of common stock to the employees of the Companies.

                         FINANCIAL STATEMENT SCHEDULES

                             EAST END PRODUCTIONS
            SCHEDULE IV - INDEBTEDNESS OF RELATED PARTIES - NOT CURRENT


COLUMN A                                COLUMN B                COLUMN C        COLUMN D        COLUMN E
----------------------------------      ----------              ----------      ----------      ----------
                                                                        indebtedness of
                                                                        ---------------
                                        Balance at                                              Balance at
Name of person                          beginning               additions       deductions          end
----------------------------------      ----------              ----------      ----------      ----------
Nine Months ending June 30, 1996
--------------------------------

Christopher Haigh                       $  201,160              $  146,000      $  60,880       $  286,280
                                        ==========              ==========      =========       ==========

Year ending September 30, 1995
------------------------------

Christopher Haigh                       $  110,668              $   90,492      $     -         $  201,160
                                        ==========              ==========      =========       ==========

Year ending September 30, 1994
------------------------------

Christopher Haigh                       $     -                 $  110,668      $     -         $  110,668
                                        ==========              ==========      =========       ==========



  The accompanying notes are an integral part of these financial statements.

                             EAST END PRODUCTIONS

                    SCHEDULE X - SUPPLEMENTARY INFORMATION





                        ITEM                                         CHARGED TO COSTS AND EXPENSES
------------------------------------                                 -----------------------------
                                                                 Six Months Ended       Year Ended
                                                                     June 30,          September 30,
                                                                     -------           ------------
                                                                       1996       1995        1994
                                                                       ----       ----        ----

Maintenance and repairs                                             $ 6,019    $ 7,984      $ 19,381

Advertising costs                                                   $   --     $    15      $  2,112


The accompanying notes are an integral part of these financial statements

                         MSH ENTERTAINMENT CORPORATION



                               3,000,000 SHARES


                                 COMMON STOCK


                             --------------------
                                  PROSPECTUS
                             --------------------



                             ___________ __, 1997



No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the shares of the Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of Common Stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

                           TABLE OF CONTENTS

     Topic                                                 Page
     -----                                                 ----
     Summary                                                 1
     Risk factors                                            2
     Use of Proceeds
     Dividend Policy
     Price Range of Common Stock
     Capitalization
     Dilution
     Management's Discussion and Analysis of
      Financial Condition and Results of Operations
     The United States Television Industry
     Business
     Management
     Certain Transactions
     Principal Shareholders
     Description of Capital Stock
     Plan of Distribution
     Legal Matters
     Experts
     Additional Information
     Financial Information
     Appendix A - Subscription                             A-1


Until ________ __, 1997 (90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as a underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses incurred or to be incurred by the Company in connection with the preparation and filing of this Registration Statement are estimated to be as follows:

Printing and duplication expenses      $20,000
Registration fee                         3,280
Blue sky filing fees and expenses        5,000
Legal fees and expenses                 10,000
Accounting fees and expenses            30,000
Transfer Agent fees                      2,000
Miscellaneous                            9,720
                                       -------

     Total                             $80,000

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's Bylaws provide that the Company may indemnify its officers and directors, and may indemnify its employees and other agents, to the fullest extent permitted by Washington law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

The following is a schedule of all securities issued during the 36 month period preceding the filing date with the note that following the acquisition of the 7,000,001 shares, a 1:100 reverse shock split was completed, data is current to the date of filing. The table includes the names of the purchasers, the number of shares, the exemptions relied on, and the consideration. The table is through December 31, 1996 and totals 9,691,649 shares. As of September 30, 1996 the number of outstanding shares were 9,381,649. The 504 offering shares were sold for $0.50 per share. The services were provide and the loans were converted to shares at various values.

Name                            Date      Shares        Consideration         Exemptions
----                            ----      ------        -------------         ----------
Chuck Walker                   8-31-94   1,062,500   Acquisition/Merger     Section 4(2)
Sam Cable                      8-31-94   1,062,500   Acquisition/Merger     Section 4(2)
Robert Maerz                   8-31-94     305,000   Acquisition/Merger     Section 4(2)
Conversion                     2-10-95     280,500   Acquisition/Merger     Section 4(2)
Financial Technology           3-23-95     150,000   Services/Financial     Section 4(2)
Neal Bruckman                  3-23-95      75,000   Services/Financial     Section 4(2)
Inventive Resources            3-23-95      25,000   Services/Financial     Section 4(2)
Geoffrey Deuel                 3-23-95       7,500   Services/Financial     Section 4(2)
Simon Weinberger               3-23-95       7,500   Services/Financial     Section 4(2)
Richard Feiner                 3-23-95      20,000   Services/Legal         Section 4(2)
John Lowy                      3-23-95      30,000   Services/Legal         Section 4(2)
John Lowy PC                   3-23-95      50,000   Services/Legal         Section 4(2)
Alfred A. Stein                3-23-95       5,000   Services/Financial     Section 4(2)
Tribune International          3-23-95       5,000   Services/Financial     Section 4(2)
Infinet Inc.                   4-05-95     500,000   Services/Financial     Section 4(2)
CLR Associates                 5-24-95     500,000   Cash                   504 Offering
Carol Katchen                  8-17-95       6,000   Note Conversion        Section 4(2)

Hoffman Schneider              4-02-96      50,000   Cash                   504 Offering
Capital
Allen Amsterdam                4-19-96      20,000   Services/Financial     Section 4(2)
Schiffman Amsterdam            4-19-96       2,000   Services/Financial     Section 4(2)
& Leshner
George Davis                   4-19-96      40,000   Services/Consulting    Section 4(2)
Andrew Steiner                 4-19-96     150,000   Services/Consulting    Section 4(2)
Mike Greenfield                4-19-96     150,000   Services/Consulting    Section 4(2)
Olle Macaulay & Zorilla        4-19-96      40,000   Services/Legal         Section 4(2)
Kay Collyer & Boose            4-19-96      25,000   Services/Legal         Section 4(2)
Kim Wade                       4-19-96       2,000   Services/Acting        Section 4(2)
Keith Walker                   4-19-96       2,000   Services/Production    Section 4(2)
Ruchey Cable                   4-19-96       2,000   Services/Production    Section 4(2)
Karen McClain                  4-19-96       2,000   Services/Script Sup.   Section 4(2)
Kitty Lee                      4-19-96       2,000   Services/Consulting    Section 4(2)
Leslie Easterbrook             4-19-96       2,000   Services/Acting        Section 4(2)
George Boyd                    4-19-96       2,000   Services/Producer      Section 4(2)
Margery Thompson               4-19-96       5,000   Services               Section 4(2)
Claude Grespinet               4-19-96     150,000   Services/Financial     Section 4(2)
Hofman Schneider               4-29-96     450,000   Cash                   504 Offering
Capital
Hofman Schneider               5-06-96     500,000   Cash                   504 Offering
Capital
Hastings Ltd.                  5-15-96     216,000   Cash                   504 Offering
Olle Macaulay & Zorrilla       6-13-96      10,000   Services/Legal         Section 4(2)
Stazzulla Family Trust         6-13-96      20,000   Note Conversion        Section 4(2)
Arthur Wilkie                  7-15-96      12,673   Services/Financial     Section 4(2)
Robert P Maerz                 7-15-95     850,000   Services               Section 4(2)
Timothy Noble                  7-15-96       1,724   Note Conversion        Section 4(2)
James Farrish                  7-15-96       6,034   Note Conversion        Section 4(2)
John Shimp                     7-15-96      17,242   Note Conversion        Section 4(2)
Janis Shimp                    7-15-96      17,242   Note Conversion        Section 4(2)
Fred Hassan                    7-15-96       8,621   Note Conversion        Section 4(2)
Johnathan Stathakis            7-15-96     650,000   Services               Section 4(2)
Rick Siebold                   7-15-96      50,000   Services               Section 4(2)
Alfred Morgan                  7-15-96     100,000   Services               Section 4(2)
Christopher Haigh              7-15-96     400,000   Services               Section 4(2)
Andrew Steiner                 7-15-96     150,000   Services/Consulting    Section 4(2)
Fred Aurelio                   7-15-96      50,000   Services               Section 4(2)
Irwin Zellermaier              7-15-96      20,000   Services/Financial     Section 4(2)
Olle Macaulay                  7-15-96     100,000   Services/Legal         Section 4(2)
Dominion Group Ltd.            7-15-96       5,000   Services/Financial     Section 4(2)
John Lowy                      7-15-96      13,000   Services/Legal         504 Offering
Dan Markle                     7-15-96       1,000   Note Conversion        Section 4(2)
Barry Jackson                  7-15-96       1,000   Note Conversion        Section 4(2)
Nick Flaskay                   7-15-96       1,000   Note Conversion        Section 4(2)
Gearhart Family Trust          7-15-96     380,000   Services/Legal         Section 4(2)
Robert J Zepfel                7-15-96      25,000   Services/Legal         Section 4(2)
Geoffrey Deuel                 7-15-96       5,000   Services/Financial     Section 4(2)
Jack Large                     7-15-96      15,000   Note Conversion        Section 4(2)
Walmur & Co.                   7-16-96     124,000   Cash                   504 Offering
Roberts Premier                7-16-96     100,000   Cash                   504 Offering
Holdings
Walmur & Co.                   8-02-96     114,000   Cash                   504 Offering
O Lee Tawes                    8-29-96     100,000   Cash                   504 Offering

Satinwood Ltd.                 8-29-96      14,000   Cash         504 Offering
Swan Alley                    10-29-96     125,000   Cash         504 Offering
Prudential Securities         10-29-96      41,667   Cash         504 Offering
Midland Walwyn Capital        10-29-96      83,333   Cash         504 Offering

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

DESCRIPTION OF EXHIBITS

The following exhibits are filed with the Registration Statement:

     1.1  Selling Group Agreement

     3.1  Articles of Incorporation of MSH Entertainment Corporation

     3.2  Bylaws of MSH Entertainment Corporation

     4.1  Subscription Agreement

     5.1  Opinion of Glenn L. Gearhart

    10.1  Employment Agreement, dated July 1, 1996, between MSH Entertainment Corporation and Robert Maerz

    10.2  Employment Agreement, dated January 1, 1997, between MSH Entertainment Corporation and Jonathan Stathakis

    10.3  Employment Agreement, dated June 7, 1996, between MSH Entertainment Corporation and Christopher Haigh

    10.4   Employment Agreement, dated June 21, 1996, between MSH Entertainment Corporation and Fred E. Aurelio

    10.5   Promissory Note, dated June 21, 1996, by MSH Entertainment Corporation in favor of Christopher Haigh

    10.6   MSH Entertainment Corporation 1996 Stock Option Plan

    10.7   Credit Agreement, dated December 11, 1996 between MSH Entertainment Corporation and Robert Posner

    10.8   Cooperation Agreement and Warrant Agreement, dated November 4, 1996, between Intel Corporation and MSH Entertainment
           Corporation

    10.9   Production Agreement and Warrant Agreement, dated November 1, 1996, between Abrams/Gentle Entertainment Inc. and MSH
           Entertainment Corporation

    10.10  Cooperation Agreement, dated September 1, 1996, between Happy Zone Entertainment Corporation and MSH Entertainment
           Corporation

    10.11  Promissory Note, dated July 11, 1996, by Robert Maerz in favor of MSH Entertainment Corporation

    10.12  Promissory Note, dated July 11, 1996, by Alfred Morgan in favor of MSH Corporation

    10.13  Promissory Note, dated July 15, 1996, by Rick Siebold in favor of MSH Entertainment Corporation

    10.14  Promissory Note, dated July 11, 1996, by Jonathan Stathakis in favor of MSH Entertainment Corporation

    10.15  Credit Agreement, dated September 1, 1996 between Happy Zone Entertainment Corporation and MSH Entertainment Corporation

    23.3   Consent of Glenn L. Gearhart (included as part of Exhibit 5.1)


ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expense incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

     In accordance with the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Amendment to Registration Statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California on March 6, 1997.

                         MSH Entertainment Corporation

                       By: /s/ Robert Maerz, Chairman
                           --------------------------

In accordance with the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                     Title                     Date
---------                                     -----                     ----
(1)  Principal Executive Officer

/s/ Robert Maerz                               Chairman and a            April 3, 1997
----------------------------------             Director
Robert Maerz

/s/ Jonathan Stathakis                         President and a           April 3, 1997
----------------------------------             Director
Jonathan Stathakis

(2)  Principal and Accounting Officer

/s/ Fred Aurelio                               Chief Financial Officer   April 3, 1997
----------------------------------
Fred Aurelio

(3)  Directors

/s/ Christopher Haigh                          Vice President and        April 3, 1997
----------------------------------             a Director
Christopher Haigh

/s/ Al Morgan
----------------------------------             Director                  April 3, 1996
Al Morgan

/s/ Sam Cable                                  Vice President and        April 3, 1997
----------------------------------             a Director
Sam Cable

/s/ Chuck Walker                               Vice President and        April 3, 1997
----------------------------------             a Director
Chuck Walker

/s/ Dennis Olle                                Director                  April 3, 1997
----------------------------------
Dennis Olle

The following exhibits are filed with the Registration Statement:

           1.1  Selling Group Agreement

           3.1  Articles of Incorporation of MSH Entertainment Corporation

           3.2  Bylaws of MSH Entertainment Corporation

           4.1  Subscription Agreement

           5.1  Opinion of Glenn L. Gearhart

          10.1 Employment Agreement, dated July 1, 1996, between MSH Entertainment Corporation and Robert Maerz

          10.2 Employment Agreement, dated January 1, 1997, between MSH Entertainment Corporation and Jonathan Stathakis

          10.3 Employment Agreement, dated June 7, 1996, between MSH Entertainment Corporation and Christopher Haigh

          10.4 Employment Agreement, dated June 21, 1996, between MSH Entertainment Corporation and Fred E. Aurelio

          10.5 Promissory Note, dated June 21, 1996, by MSH Entertainment Corporation in favor of Christopher Haigh

          10.6  MSH Entertainment Corporation 1996 Stock Option Plan

    10.7 Credit Agreement, dated December 11, 1996 between MSH Entertainment Corporation and Robert Posner

    10.8 Cooperation Agreement and Warrant Agreement, dated November 4, 1996, between Intel Corporation and MSH Entertainment Corporation

    10.9 Production Agreement and Warrant Agreement, dated November 1, 1996, between Abrams/Gentle Entertainment Inc. and MSH Entertainment Corporation

    10.10 Cooperation Agreement, dated September 1, 1996, between Happy Zone Entertainment Corporation and MSH Entertainment Corporation

    10.11 Promissory Note, dated July 11, 1996, by Robert Maerz in favor of MSH Entertainment Corporation

    10.12 Promissory Note, dated July 11, 1996, by Alfred Morgan in favor of MSH Entertainment Corporation

    10.13 Promissory Note, dated July 15, 1996, by Rick Siebold in favor of MSH Entertainment Corporation

    10.14 Promissory Note, dated July 11, 1996, by Jonathan Stathakis in favor of MSH Entertainment Corporation

    10.15 Credit Agreement, dated September 1, 1996 between Happy Zone Entertainment Corporation and MSH Entertainment Corporation

     23.3 Consent of Glenn L. Gearhart (included as part of Exhibit 5.1)